UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

frontdoor, inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

150 Peabody Place

Memphis, Tennessee 38103

Corporate Website: www.frontdoorhome.com

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2020

The 2020 Annual Meeting of Stockholders of frontdoor, inc. (the “Company”) will be held on Wednesday, May 13, 2020 at 2:30 p.m. Central Daylight Time (the “2020 Annual Meeting”) and will be a virtual meeting of stockholders. You will be able to attend the 2020 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/FTDR2020. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the 2020 Annual Meeting in person.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Notice you received in the mail. We have also made available a copy of our 2019 Annual Report with the accompanying proxy statement. We encourage you to read our 2019 Annual Report. It includes our audited financial statements and provides information about our business.

At the 2020 Annual Meeting, stockholders will be asked to consider and act upon each of the following matters:

1.	To elect the three nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a one-year term as Class II directors;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

3.	To hold a non-binding, advisory vote to approve the Company’s named executive officer compensation; and

4.	To conduct such other business as may properly come before the meeting and any and all adjournments or postponements thereof, if necessary.

These items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on March 19, 2020, the record date, are entitled to notice of, and to vote at, the 2020 Annual Meeting and at any and all adjournments or postponements of the 2020 Annual Meeting. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2020 Annual Meeting for a period of 10 days prior to the 2020 Annual Meeting at our principal executive offices at 150 Peabody Place, Memphis, Tennessee 38103, and electronically during the 2020 Annual Meeting at www.virtualshareholdermeeting.com/FTDR2020 when you enter your sixteen-Digit Control Number.

By Order of the Board of Directors

Jeffrey A. Fiarman

Senior Vice President, General Counsel and Secretary

Memphis, Tennessee

March 31, 2020

HOW TO VOTE: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING VIA LIVE AUDIO WEBCAST, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL AS BY TELEPHONE, OR IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, BY MAILING A PROXY OR VOTING INSTRUCTION CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. PLEASE REVIEW THE INSTRUCTIONS ON EACH OF YOUR VOTING OPTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AS WELL AS IN THE NOTICE YOU RECEIVED IN THE MAIL.

150 Peabody Place

Memphis, Tennessee 38103

2020 PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2020

The Board of Directors of frontdoor, inc. (the “Company”) is furnishing you with this Proxy Statement in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to be held via live audio webcast at www.virtualshareholdermeeting.com/FTDR2020 on Wednesday, May 13, 2020 at 2:30 p.m. Central Daylight Time. At the 2020 Annual Meeting, stockholders will be asked to consider and act upon each of the following matters:

1.	To elect the three nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a one-year term as Class II directors;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

3.	To hold a non-binding, advisory vote to approve the Company’s named executive officer compensation; and

4.	To conduct such other business as may properly come before the meeting and any and all adjournments or postponements thereof, if necessary.

By submitting your proxy (via the Internet, telephone or mail), you authorize Rexford J. Tibbens, President, Chief Executive Officer and Director of the Company, Jeffrey A. Fiarman, Senior Vice President, General Counsel and Secretary of the Company, and Brian K. Turcotte, Senior Vice President and Chief Financial Officer of the Company, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement(s) or adjournment(s) of the meeting.

The Company’s 2019 Annual Report is being made available to the Company’s stockholders concurrently herewith. Although the 2019 Annual Report is being made available concurrently with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this Proxy Statement.

We are first making this Proxy Statement and accompanying materials available to stockholders on or about March 31, 2020. We will be hosting the 2020 Annual Meeting live via audio webcast on the Internet. A summary of the information you need to participate in the meeting online is provided below:

•	Any stockholder can participate in the 2020 Annual Meeting live via audio webcast at www.virtualshareholdermeeting.com/FTDR2020

•	The audio webcast starts at 2:30 p.m. Central Daylight Time

•	Stockholders need a sixteen-digit control number to join the 2020 Annual Meeting

•	Stockholders of record at the close of business on March 19, 2020 may vote electronically and submit questions while participating in the 2020 Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

i

ii

BASIS OF PRESENTATION

In this Proxy Statement, unless the context indicates otherwise, references to “we,” “us,” “our,” “Frontdoor” and the “Company” refer to frontdoor, inc., a Delaware corporation, and its consolidated subsidiaries. References in this Proxy Statement to “ServiceMaster” refer to ServiceMaster Global Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires. References to our historical business and operations prior to the distribution refer to the business and operations of ServiceMaster’s American Home Shield business that was transferred to Frontdoor. References in this Proxy Statement to “Spin-off” refer to ServiceMaster’s separation and distribution of the ownership and operations of the businesses operated under the American Home Shield, HSA, OneGuard and Landmark Home Warranty brand names into Frontdoor, which was completed on October 1, 2018. References in this Proxy Statement to the “separation” refer to the separation of the American Home Shield business from ServiceMaster’s other businesses. References in this Proxy Statement to the “distribution” refer to the distribution on October 1, 2018 of shares of Frontdoor common stock to ServiceMaster stockholders on a pro rata basis.

We hold various service marks, trademarks and trade names, such as frontdoor, American Home Shield, HSA, OneGuard, Landmark Home Warranty, Candu, Streem and the frontdoor logo. Solely for convenience, the service marks, trademarks and trade names referred to in this Proxy Statement are presented without the SM, ®, and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these service marks, trademarks and trade names. All service marks, trademarks and trade names appearing in this Proxy Statement are the property of their respective owners.

iii

INFORMATION ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS AND VOTING

Why am I receiving this Proxy Statement?

The Board of Directors of Frontdoor is soliciting proxies for the 2020 Annual Meeting to be held on Wednesday, May 13, 2020 at 2:30 p.m. Central Daylight Time, and at any and all adjournments or postponements thereof, via live audio webcast. You are receiving this proxy statement because you owned shares of the Company’s common stock at the close of business on March 19, 2020, the record date for the 2020 Annual Meeting, which entitles you to vote at the 2020 Annual Meeting. By use of a proxy, you can vote whether or not you attend the 2020 Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Who is entitled to vote?

As of the close of business on March 19, 2020 (such date and time, the “Record Date”), there were 85,339,279 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding. If you are a stockholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to receive notice of, and to vote at, the 2020 Annual Meeting and at any and all adjournments or postponements of the 2020 Annual Meeting. You are entitled to one vote for each share of Common Stock you hold as a stockholder of record or as a beneficial owner for each matter presented for vote at the 2020 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., (“Computershare”) you are considered the stockholder of record with respect to those shares, and these proxy materials are being made available directly to you by or on behalf of the Company. As the stockholder of record, you have the right to grant your proxy to the persons named in the enclosed proxy card or to vote at the 2020 Annual Meeting. The Company has provided a proxy card for you to use.

If your shares are held in a bank, brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available to you through your bank, broker, trustee or other nominee.

Why is the 2020 Annual Meeting being webcast online?

The 2020 Annual Meeting is being held via an audio webcast to reach the broadest number of stockholders possible while reflecting the technology-enabled nature of our Company and reducing environmental impacts and costs associated with planning, holding and arranging logistics for in-person meeting proceedings. The 2020 Annual Meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. This has the additional benefit of helping to support the health and well-being of our stockholders and other participants at the 2020 Annual Meeting as we navigate the emerging public health impact of the COVID-19 outbreak.

How do I participate in the virtual meeting?

To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You may access the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/FTDR2020. You will be able to submit one question per stockholder during the meeting by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. Should you require technical assistance, support will be available by dialing 1-800-586-1548

(U.S.) or 303-562-9288 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. You may also obtain information regarding access to the 2020 Annual Meeting by contacting our investor relations representative at IR@frontdoorhome.com. This Proxy Statement contains information about the items stockholders will vote on at the 2020 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our 2019 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you vote by Internet or telephone, please do not also mail your proxy card.

If I am a stockholder of record, how do I vote?

As a stockholder of record, you may vote online during the 2020 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to participate in the 2020 Annual Meeting. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the 2020 Annual Meeting. You can revoke your proxy and change your vote during the 2020 Annual Meeting in one of the ways described under “How can I revoke my proxy or change my vote?” in this section of the Proxy Statement.

If you do not wish to vote during the 2020 Annual Meeting, you may vote as follows:

1. Over the Internet: go to www.proxyvote.com;

2. By telephone: call 1-800-690-6903 (toll-free within the United States, U.S. territories and Canada); or

3. By mail: complete, sign and date and promptly mail a paper proxy card, if you have received a paper copy of the proxy materials.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee, or other nominee on how to vote and are also invited to participate in the 2020 Annual Meeting. Your bank, broker, trustee or other nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or other nominee how to vote these shares.

If you do not wish to vote during the 2020 Annual Meeting, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in accordance with the instructions provided with your proxy materials in one of the following manners: over the Internet, by telephone or by mail.

How can I get access to the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provided access to our proxy materials over the Internet. You can view our proxy materials for the 2020 Annual Meeting on the Internet on our corporate website at https://investors.frontdoorhome.com/annual-reports.

How can I vote my shares during the online meeting?

The Company will be hosting the 2020 Annual Meeting live online. You can participate in the 2020 Annual Meeting live online at www.virtualshareholdermeeting.com/FTDR2020. The webcast will start at 2:30 p.m. Central Daylight Time. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/FTDR2020 during the meeting. You will need your control number found in the Notice. Even if you plan to participate in the online meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to participate in the online meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return a paper proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2020 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the Nasdaq Global Select Market (“Nasdaq”) rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under current Nasdaq rules, Proposal 1 (Election of Class II Directors) and Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation), are considered non-routine matters.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions before the proposals are voted on at the 2020 Annual Meeting as follows:

Stockholders of Record. If you are a stockholder of record, by (a) timely voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the 2020 Annual Meeting will be counted), (b) timely delivering a written revocation or a valid, later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s corporate headquarters, or (c) voting online at the 2020 Annual Meeting (attendance at the 2020 Annual Meeting, by itself, will not itself revoke a proxy).

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, by submitting new voting instructions by contacting your bank, broker, trustee or other nominee, or as otherwise provided in the instructions provided to you by your bank, broker, trustee or other nominee.

How many shares must be present or represented to constitute a quorum for the 2020 Annual Meeting?

The presence in person or by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the 2020 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2020 Annual Meeting. Abstentions and broker shares that include broker non-votes that are present and entitled to vote are counted for purposes of determining a quorum. If a quorum is not present, the Company expects that the 2020 Annual Meeting will be rescheduled for a later date.

In accordance with the Company’s amended and restated bylaws (the “Bylaws”), stockholders and proxy holders attending the virtual 2020 Annual Meeting electronically will be deemed present “in person” for the purposes of satisfying the foregoing ownership requirements.

What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Class II Directors. Each director nominee shall be elected by a majority of the votes cast, in person or by proxy, at the 2020 Annual Meeting, meaning that the number of votes cast, in person or by proxy, at the 2020 Annual Meeting “for” such director nominee must exceed the number of votes cast “against” such director nominee’s election. Neither an abstention nor a broker non-vote will affect the outcome of the election of directors.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm. The affirmative vote of the holders of at least a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the proposal is required to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2020. Abstentions will have the same effect as a vote against this proposal.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation. The affirmative vote of the holders of at least a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the proposal is required for the non-binding, advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. Abstentions will have the same effect as a vote against this proposal. A broker non-vote will have no effect on the outcome of this proposal. Proposal 3 is an advisory vote and not binding on the Company.

Other Matters. Any other matters that may properly come before the 2020 Annual Meeting will generally require that the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of Common Stock present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the proposal in order to approve any such proposal. If any other matter not discussed in this Proxy Statement properly comes before the 2020 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxies. Abstentions will have the same effect as a vote against any such proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the election of each of the Class II director nominees to the Board of Directors (Proposal 1); “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for fiscal 2020 (Proposal 2); and “FOR” the non-binding, advisory approval of the compensation of our named executive officers (Proposal 3).

How are votes counted?

An independent consultant engaged through Broadridge Financial Solutions, Inc., our 2020 Annual Meeting host, will tabulate the vote and act as Inspector of Election. The vote will be certified by the Company’s Inspector of Election. Except as necessary to meet legal requirements, proxies and ballots that identify the vote of individual stockholders will be kept confidential in cases where stockholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of stockholders.

How will proxies be solicited and who will bear the cost of soliciting votes for the 2020 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Notice of Internet Availability of Proxy Materials, and any paper copies of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to stockholders. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited by mail and certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies on the Company’s behalf by telephone, e-mail, facsimile or personal interviews. In addition, the Company has engaged the services of Kingsdale Shareholder Services, U.S. LLC (“Kingsdale”), 745 Fifth Avenue, 5th Floor, New York, New York, 10151 to assist in the proxy solicitation. For these and related advisory services, the Company has agreed to pay Kingsdale a fee of $10,000.

Who can help answer my questions?

We urge you to carefully read this entire Proxy Statement, including the documents that we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Kingsdale, the firm assisting us in the solicitation of proxies. Banks, brokers and stockholders located in North America may contact Kingsdale at its toll-free number: 1-866-581-1479. If outside North America, please call collect at 416-867-2272.

How can interested parties communicate with the Board of Directors?

Any stockholder or interested party who wishes to communicate with our Board of Directors as a whole, the independent directors, or any individual member of the Board or any committee of the Board may write to or email the Company at: c/o Corporate Secretary, frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103 or Board_of_Directors@frontdoorhome.com.

Our Board of Directors has designated our General Counsel or his or her designee as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The General Counsel or his or her designee may communicate with the sender for any clarification. In addition, the General Counsel or his or her designee will promptly forward to the chair of the Audit Committee of the Board of Directors (the “Audit Committee”) and our General Counsel, as applicable, any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the General Counsel or his or her designee to be potentially material to us. As an initial matter, the General Counsel or his or her designee will determine whether the communication is a proper communication for the Board. The General Counsel or his or her designee will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the General Counsel or his or her designee to be immaterial to the Company.

When do we anticipate mailing the proxy materials to stockholders?

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about March 31, 2020.

Important Notice Regarding the Availability of Proxy Materials

for the 2020 Annual Meeting of Stockholders to Be Held on May 13, 2020.

This Proxy Statement and the Annual Report to Stockholders are

available at https://investors.frontdoorhome.com/annual-reports.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered terms (in all cases subject to the election and qualification of their successors or until the earlier of their death, resignation or removal). The terms of directors in Classes I, II and III end at the Annual Meetings in 2022, 2020 and 2021, as indicated below:

Class II Directors (term expiring in 2020; last elected October 2018)

Richard P. Fox

Brian P. McAndrews

Rexford J. Tibbens

Class III Directors (term expiring in 2021; last elected October 2018)

Anna C. Catalano

William C. Cobb

Class I Directors (term expiring in 2022; last elected April 2019)

Peter L. Cella

Liane J. Pelletier

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), has nominated for election at the 2020 Annual Meeting as Class II directors, to serve until the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, the following slate of three nominees: Richard P. Fox, Brian P. McAndrews and Rexford J. Tibbens. Each of the Class II director nominees is currently serving as a director of the Company.

Commencing with the 2020 Annual Meeting, our directors will be elected for one-year terms. Each director will be elected in the year in which the term for his or her current class expires, and thereafter each director will serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Consequently, by 2022, all of the Company’s directors will stand for election each year for one-year terms, and the Board will no longer be divided into three classes.

Unless authority to vote for the election of any or all of the nominees is withheld, your submission of a proxy will authorize the proxies to vote your shares in favor of each of the nominees for the term described above. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Background Information on Nominees

Background information about each of the director nominees can be found in the “Executive Officers and Directors of the Company” section of this Proxy Statement.

The Board of Directors recommends that you vote “FOR” the election of each of the Class II director nominees.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte to serve as the Company’s independent registered public accounting firm for fiscal 2020. The Audit Committee first retained Deloitte as our independent registered public accounting firm in October 2018 immediately following the Spin-off, and Deloitte has continued to serve in that capacity in fiscal 2019.

The Audit Committee annually evaluates the independence and performance of our independent registered public accounting firm and determines whether to retain the current firm or consider other firms. In addition, in conjunction with the mandated rotation of our external auditor’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of the external auditor’s new lead engagement partner.

In selecting Deloitte as our independent registered public accounting firm for fiscal 2020, the Audit Committee considered carefully Deloitte’s performance as the Company’s independent registered public accounting firm in fiscal 2019, its independence with respect to the services to be performed, its technical expertise and knowledge of the Company’s industry and operations, the reasonableness of its fees, and its general reputation for adherence to professional auditing standards. The Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and our stockholders. Representatives of Deloitte are expected to participate in the 2020 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Ratification by the stockholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the stockholders. If the selection of Deloitte is not ratified at the 2020 Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment. Even in the event our stockholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during fiscal 2020 if the committee determines that such a change would be in the Company’s and its stockholders’ best interests.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is seeking advisory stockholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the 2019 executive compensation program of the Company was designed to achieve the following key objectives:

•

Align executive interests with those of stockholders by focusing management on the attainment of the Company’s strategic objectives, rewarding long-term, value-creating growth and encouraging stock ownership;

•

Support the building of a highly engaged, high performance culture with a strong shared talent mindset in support of a one company philosophy as measured through the Company’s employee engagement survey, and succession plans for key positions;

•	Attract, retain, focus, and reward highly motivated talent with strong team orientation and sense of accountability;

•	Be performance-based, with variable pay constituting a significant portion of total compensation;

•	Encourage equity ownership among executives;

•	Be simple to understand and administer; and

•

Target total direct compensation consisting of salary, annual cash incentive and long-term equity-based incentive awards to be competitive with our peer group to encourage growth and scale, while recognizing key competitive, fairness and performance considerations.

The Compensation Committee of the Board of Directors (the “Compensation Committee”) and the Board of Directors believe that the design of the 2019 executive compensation program, and hence the compensation awarded to named executive officers under the program, fulfilled these objectives. In particular, a significant portion of the compensation of the named executive officers consists of long-term equity incentive compensation which aligns their compensation with the interests of stockholders over the long term.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses in detail how the Company’s compensation approach implements the Company’s compensation objectives.

While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board of Directors intend to review and consider the results of the vote.

The Board of Directors recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is composed of a majority of independent directors. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered terms that commenced in 2018 for each director as indicated below under “Executive Officers and Directors of the Company.” The initial terms for Classes I, II and III ended or will end in 2019, 2020 and 2021, respectively. We currently have two directors in Class I, three directors in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The current terms of directors in Classes I, II and III end at the Annual Meetings in 2022, 2020 and 2021, as indicated below:

Class I:	Mr. Cella and Ms. Pelletier serve in the first class of directors of the Board whose term expires at our 2022 Annual Meeting of Stockholders;

Class II:	Mr. Fox, Mr. McAndrews and Mr. Tibbens serve in the second class of directors of the Board whose term expires at our 2020 Annual Meeting of Stockholders; and

Class III:	Ms. Catalano and Mr. Cobb serve in the third class of directors of the Board whose term expires at our 2021 Annual Meeting of Stockholders.

Commencing with the 2020 Annual Meeting, our directors will be elected for one-year terms. Each director will be elected in the year in which the term for his or her current class expires, and thereafter each director will serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Consequently, by 2022, all of our directors will stand for election each year for one-year terms, and our Board will therefore no longer be divided into three classes. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the Board of Directors, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.

The number of members on our Board of Directors may be fixed by resolution adopted from time to time by the Board of Directors. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Set forth below in the section entitled “Executive Officers and Directors of the Company” are the names and certain information with respect to each of our current directors.

The Board of Directors held eight meetings during fiscal 2019. In fiscal 2019, each director attended our Annual Meeting of Stockholders and at least 75% of the meetings of the Board and committees on which he or she served as a member.

Director Independence

A majority of our Board of Directors is composed of directors who are “independent” as defined by the rules of the Nasdaq and the Corporate Governance Guidelines adopted by our Board of Directors. We will seek to have all of our non-management directors qualify as “independent” under these standards. Our Board of

Directors has established guidelines to assist it in making its determination of director independence. These guidelines provide that no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with our Company or our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company or any of our subsidiaries).

For fiscal 2019, our Board of Directors determined that each of Messrs. Cella, Cobb, Fox and McAndrews and each of Mses. Catalano and Pelletier were independent under the director independence standards described above. Our Board of Directors will assess on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, will make a determination as to which members are independent.

Committees of the Board of Directors

Our Board of Directors has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC and the Nasdaq listing standards.

Our Audit Committee is primarily responsible, among its other duties and responsibilities, for oversight of the following:

•	the establishment of an effective “tone at the top” by the Chief Executive Officer (“CEO”) and other members of senior management;

•	our accounting, financial and external reporting processes and practices;

•	the quality and integrity of our financial statements and the audits of such financial statements;

•	the independence, qualifications and performance of our independent registered public accounting firm;

•	the effectiveness of our internal control over financial reporting and the performance of our internal audit function;

•	our system of disclosure controls and procedures;

•	the administration of our enterprise risk management program and monitoring of the risks assigned to it by our Board of Directors;

•	the policies for hiring employees or former employees of our independent registered accounting firm;

•	the review of the Company’s earnings press release as well as financial information and earnings guidance provided therein;

•

the review of the annual audited financial statements or quarterly financial statements, as applicable, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein;

•	the identification, monitoring and reporting of related party transactions;

•	emerging trends relevant to the work of audit committees;

•	our compliance with legal and regulatory requirements and our standards of business conduct and ethics;

•	our cybersecurity risk, including policies and procedures for assessing, managing and responding to that risk; and

•	the preparation of the Audit Committee Report required to be included in this Proxy Statement.

In furtherance of the above, our Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website.

The current members of the Audit Committee are Richard P. Fox (Chair), Peter L. Cella and Liane J. Pelletier. Our Board of Directors has designated each member as an “audit committee financial expert” and has determined that each member is “financially literate” under the Nasdaq listing standards. Our Board of Directors also has determined that each member of the Audit Committee is “independent” as defined under the Nasdaq listing standards and Exchange Act rules and regulations.

The Audit Committee held six meetings during fiscal 2019. Each member of the Audit Committee attended 100% of the Audit Committee’s meetings during fiscal 2019.

Compensation Committee

Our Compensation Committee is primarily responsible, among its other duties and responsibilities, for the following:

•

reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers of our Company and its subsidiaries (including the CEO) and to make recommendations to our Board of Directors regarding non-management director compensation;

•

establishing and overseeing the general compensation structure and policies of our Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our Company and its subsidiaries; and

•	reviewing and approving the “Compensation Discussion and Analysis” required to be included in this Proxy Statement.

The Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge on our website.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, as well as the role of our CEO in recommending the amount or form of compensation paid to the other named executive officers, see “Compensation Discussion and Analysis.”

The current members of the Compensation Committee are William C. Cobb (Chair), Anna C. Catalano and Liane J. Pelletier. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the Nasdaq listing standards. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers.

The Compensation Committee held six meetings during fiscal 2019. Each member of the Compensation Committee attended at least 83% of the meetings of the Compensation Committee during fiscal 2019.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is primarily responsible, among its other duties and responsibilities, for the following:

•	identifying and recommending candidates to the Board of Directors for election to our Board of Directors, consistent with criteria approved by our Board of Directors;

•	developing and recommending to the Board of Directors corporate governance guidelines that are applicable to us;

•	reviewing the composition of the Board of Directors and its committees;

•	reviewing and evaluating current directors for re-nomination to the Board or re-appointment to any Board committee;

•	overseeing the self-evaluation of the Board of Directors and its committees; and

•	overseeing the Company’s environmental, social and governance initiatives.

The charter of our Nominating and Corporate Governance Committee is available without charge on our website.

The current members of the Nominating and Corporate Governance Committee are Peter L. Cella (Chair), Richard P. Fox and Brian P. McAndrews. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the Nasdaq listing standards.

The Nominating and Corporate Governance Committee held four meetings during fiscal 2019. Each member of the Nominating and Corporate Governance Committee attended 100% of the meetings of the Nominating and Corporate Governance Committee during fiscal 2019.

Compensation Committee Interlocks and Insider Participation

During 2019, no member of the Compensation Committee was at any time an officer or employee of our Company or any of our subsidiaries, nor was any such person a former officer of our Company or any one of our subsidiaries. During 2019, there were no related person transactions between our Company and any of our Compensation Committee members that require disclosure under SEC rules.

Corporate Governance

Board Leadership Structure

Our Board of Directors is currently led by our Chairman, William C. Cobb. As stated in our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. The Board expects to review its leadership structure annually to ensure that it continues to meet our needs.

Executive Sessions

Our Board of Directors holds regular and special meetings throughout each calendar year. In conjunction with those meetings, executive sessions, which are meetings of the independent directors, are regularly scheduled throughout the year. Our non-executive Chairman will preside over the executive sessions of the Board. The committees of the Board, as described more fully above, also meet regularly in executive sessions.

Selection of Nominees for Election to the Board

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and select, or recommend that the Board select, Board candidates who the Nominating and

Corporate Governance Committee believes are qualified and suitable to become members of the Board consistent with the criteria for selection of new directors adopted from time to time by the Board. The Nominating and Corporate Governance Committee will consider, among other things, the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees in light of director qualification criteria established by our Board of Directors, as described further below under “– Director Qualification Standards.” While neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy regarding diversity, they evaluate each candidate in the context of the Board’s membership as a whole and seek to achieve a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board.

In identifying candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee will consider nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee will review each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee will recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: c/o Corporate Secretary, frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board of Directors. Our Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board of Directors.

Director Qualification Standards

The Nominating and Corporate Governance Committee charter sets forth certain criteria for the committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the committee will consider whether director candidates satisfy criteria established by the Board of Directors in order to assure that our Board of Directors will have the necessary breadth and depth to perform its oversight function effectively, such as: integrity, honesty and adherence to ethical standards; demonstrated business acumen, experience and ability to exercise sound judgments and willingness to contribute positively to the decision-making process of the Company; skills and expertise in one or more areas relevant to us; willingness and capability to take the time to actively participate in Board of Directors and committee meetings and related activities; ability to understand the interests of our various constituencies; and the ability to offer a diversity of perspectives, experiences, backgrounds, skills and knowledge. The committee may reevaluate and recommend for Board of Directors approval the relevant criteria for Board membership from time to time in response to changing business factors or regulatory requirements. Our full Board of Directors will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director orientation and continuing education, ethics and conflict of interest, Board access to management and advisers, director compensation, Board and committee self-evaluation, Board meetings and administration and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board of Directors any changes to the guidelines.

Stockholder Engagement

We expect all of our directors to attend our annual meetings of stockholders and be available to answer questions from stockholders at the meetings. Between meetings, we expect Rexford J. Tibbens, our President and CEO, and/or Brian K. Turcotte, our Senior Vice President and Chief Financial Officer (“CFO”), to engage with stockholders on a regular basis at industry and financial conferences, road shows, and one-on-one meetings.

Communicating with the Board of Directors

Any stockholder or interested party who wishes to communicate with our Board of Directors as a whole, the independent directors, or any individual member of the Board or any committee of the Board may write to or email the Company at: c/o Corporate Secretary, frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103 or Board_of_Directors@frontdoorhome.com.

Our Board of Directors has designated our General Counsel or his or her designee as its agent to receive and review written communications addressed to the Board, any of its committees, or any Board member or group of members. The General Counsel or his or her designee may communicate with the sender for any clarification. In addition, the General Counsel or his or her designee will promptly forward to the chair of the Audit Committee and our General Counsel, as applicable, any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the General Counsel or his or her designee to be potentially material to us. As an initial matter, the General Counsel or his or her designee will determine whether the communication is a proper communication for the Board. The General Counsel or his or her designee will not forward to the Board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the General Counsel or his or her designee to be immaterial to the Company.

Separately, our Board of Directors has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board of Directors into the identification and assessment of key risks and our risk mitigation strategies. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management, including cybersecurity risk, and succession planning. Our Audit Committee is responsible for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, and for overseeing compliance related to legal and regulatory exposure, and meets regularly with our chief legal and compliance officer. Our Audit Committee also undertakes responsibility for overseeing cybersecurity risk, including policies and procedures for assessing and managing that risk, and periodically meets with appropriate members of our management team regarding such risk. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full Board of Directors regarding these and other matters.

Code of Conduct and Financial Code of Ethics

Our Board of Directors has adopted a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and employees. Our Board of Directors also has adopted a Code of Conduct that applies to all of our directors, officers and employees. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Conduct are available without charge on our website.

We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, or to our principal accounting officer and controller, persons performing similar functions, or our directors, by posting such information on our website.

Environmental, Social and Governance (“ESG”)

As a recently public company, we have engaged in significant efforts during 2019 to further develop our governance and compliance policies, processes and disclosures beyond those established at the Spin-off and have positioned our Company for expansion of our environmental and social efforts in the future.

We have also created an internal committee of senior management and other employees to manage our ESG, or sustainability, program, with oversight from our CEO and the Nominating and Corporate Governance Committee. The committee is focused on identifying subject areas for additional tracking and disclosure and strategic projects, taking into consideration the potential materiality to our business and our recent enterprise risk management assessment, as well as our potential to positively impact our employees, supply chain, customers and communities.

In 2019, some of our governance focus areas included revising our Board Corporate Governance Guidelines and Board committee charters; establishing a management compliance advisory council, including developing a timeline for employee trainings; undertaking an enterprise risk management assessment; and significantly enhancing our cybersecurity protocols, testing and communications. We are also working to establish a political contributions and lobbying policy and oversight process, although we have not historically engaged in political contributions and have incurred very limited expenses that could be considered lobbying expenses. We believe these efforts, along with continued efforts to enhance our governance and compliance in 2020 and beyond will provide a strong foundation for our business as it evolves.

In 2019, we also engaged in a comprehensive review of our employee benefits and vacations programs and updated several programs to improve our health care coverage; assist our employees with balancing family and personal priorities with work and planning for retirement; and ensure better alignment and support diversity across our employee population. We have sponsored development programs and implemented a broadly available executive coaching program to support development for our diverse employee population. We also regularly monitor employee satisfaction through formal processes and informal surveys and conversations.

The ESG committee’s initial focus for expansion of our social efforts is education and support of trade school programs. Trade schools can benefit our communities by preparing people for employment and helping to reduce unemployment. We work with approximately 17,000 contractor firms—who employ over 60,000 technicians—to provide services for our customers, and those contractors depend upon trade schools to supply well trained employees for HVAC, electrical, plumbing and other services that are critical to our communities. Our 2019 efforts also included community support through volunteer days and donations, which we expect to continue, including our first national, company-wide community day of service, during which our employees volunteered at multiple local nonprofit organizations.

Our environmental efforts have been focused on our office locations where the vast majority of our employees are located; we do not manufacture products and we provide services to our customers through contractors. Our corporate headquarters is located in a repurposed mall in Memphis, Tennessee, which incorporates multiple water and energy conservation, waste reduction and LEED features, and our office in Denver, Colorado is in a building that has a Platinum LEED certification. We recognize climate change as a risk to our business and communities, and believe that efficiency in our facilities is important. With respect to forward-looking environmental goals, we are evaluating how to improve the efficient use of resources beyond our own facilities.

As we expand on and implement new ESG initiatives and measurements, we look forward to publicly reporting on these initiatives and progress against our goals.

Certain Securities Transactions

Short Selling

Our Board of Directors has adopted a policy that prohibits our directors, officers and employees from short sales and transactions in puts and calls of our equity securities. Short sales of our securities evidence an expectation on the part of the seller that such securities will decline in value and signal to the market an absence of confidence in our short-term prospects. Short sales may also reduce the seller’s incentive to improve our performance.

Pledges and Hedges

In addition, the policy prohibits any of our directors, officers and employees from pledging our equity securities or engaging in hedging transactions in our equity securities. Certain forms of hedging or monetization transactions (such as zero-cost collars, equity swaps, exchange funds and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as our other stockholders.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls, and Auditing Matters

In accordance with the Sarbanes-Oxley Act, our Board of Directors has adopted procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

Executive Officers and Directors

Below is a list of our executive officers and directors and their respective ages (as of March 15, 2020).

Name	Age	Position
Rexford J. Tibbens	51	President and Chief Executive Officer, Director

Brian K. Turcotte	62	Senior Vice President and Chief Financial Officer

Jeffrey A. Fiarman	51	Senior Vice President, General Counsel and Secretary

William C. Cobb(1)	63	Chairman of the Board of Directors

Anna C. Catalano(1)	60	Director

Peter L. Cella(2)(3)	62	Director

Richard P. Fox(2)(3)	72	Director

Brian P. McAndrews(3)	61	Director

Liane J. Pelletier(1)(2)	62	Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of Nominating and Corporate Governance Committee.

Executive Officers

Rexford J. Tibbens. Mr. Tibbens has served as the President and Chief Executive Officer and as a member of the Board of Directors of the Company since May 2018. From April 2015 to December 2017, Mr. Tibbens served as the chief operating officer of Lyft, a leading on-demand transportation company based in San Francisco, California. While at Lyft, Mr. Tibbens worked to expand the service to every state and launched crucial strategic initiatives, including Lyft’s Nashville support center and Express Drive, a program that allowed potential Lyft drivers to rent vehicles so they could provide service in select cities. From August 2011 to March 2015, Mr. Tibbens served as a vice president at Amazon.com, Inc., a global e-commerce and technology company, where he led the technical and product development of Prime Now, Amazon’s one-hour delivery service. Before Amazon, Mr. Tibbens spent twelve years at Dell Inc., a global technology company, serving in a variety of operations and logistics roles, including as executive director of Global Services. Mr. Tibbens’s versatile experience in executive leadership, including service as the Company’s president and chief executive officer, a history of building strong cultures, repeated success in innovating and growing businesses and proven track record of delivering stockholder value, qualifies him to serve on our Board of Directors. Mr. Tibbens is a graduate from the University of Kentucky, with a bachelor’s degree in finance, and also holds an M.B.A. from Case Western Reserve University.

Brian K. Turcotte. Mr. Turcotte has served as the Senior Vice President and Chief Financial Officer of the Company since July 2018. From March 2013 to July 2018, Mr. Turcotte served in a variety of leadership roles at ServiceMaster, most recently as Treasurer and Vice President of Investor Relations. While at ServiceMaster, he also previously served as Vice President of finance for American Home Shield and Franchise Services Group, and Vice President of finance for the consolidated marketing group. Prior to joining ServiceMaster, from August 2007 to March 2013, Mr. Turcotte served as the vice president, finance and investor relations at Office Depot, a leading provider of business services and supplies, products and technology solutions, leading the shareholder communications effort, as well as having financial reporting responsibility for the company’s operations in Asia and Latin America. His career also includes time with Xylem Global Partners, a New York-based asset management firm, where he was vice president and equity analyst. Prior to that, he spent more than 25 years with International Paper, a global producer of pulp and paper products, holding a variety of leadership positions in investor relations, sales and marketing, global product development, and other functions at locations across the United States. Mr. Turcotte holds a bachelor’s degree in engineering from the State University of New York at Syracuse University and an M.B.A. from the New York University Stern School of Business.

Jeffrey A. Fiarman. Mr. Fiarman has served as the Senior Vice President, General Counsel and Secretary of the Company since August 2018. Prior to joining the Company, Mr. Fiarman served from July 2017 to August 2018 as general counsel for Wedgewood Pharmacy, a leading provider in the United States of customized medications for the veterinary market. Prior to joining Wedgewood Pharmacy, from September 2014 to July 2017, Mr. Fiarman advised startup companies and new business ventures, and co-founded an entrepreneurial venture focused on consumer wearable technology. From May 2013 until September 2014, Mr. Fiarman served as executive vice president, general counsel and secretary of IDEXX Laboratories, Inc., a leading animal diagnostics healthcare provider. While at IDEXX, he oversaw the company’s global legal, compliance, business development, regulatory and quality assurance functions. Prior to IDEXX, from June 2000 until April 2013, Mr. Fiarman served in various leadership roles with WW International, Inc. (“Weight Watchers”), a leading provider of weight management services, including seven years as executive vice president, general counsel and secretary, during which he provided oversight for a broad range of legal, regulatory, intellectual property and risk management functions. While at Weight Watchers, Mr. Fiarman also served as the first general counsel and a member of the founding leadership team for Weight Watchers’ internet business, the global cloud-based leader in consumer weight management services and products. Mr. Fiarman began his career as an attorney with Gibson, Dunn & Crutcher in Washington, D.C., specializing in corporate and tax law. Mr. Fiarman holds a bachelor’s degree in economics from The Wharton School of the University of Pennsylvania and a Juris Doctor from Columbia University School of Law.

Directors

William C. Cobb. Mr. Cobb was appointed to the Board of Directors of the Company in October 2018, and serves as Chairman of the Board of Directors and Chair of our Compensation Committee. Mr. Cobb served on the board of directors of ServiceMaster from April 2018 until the Spin-off. From May 2011 through July 2017, Mr. Cobb served as President and Chief Executive Officer of H&R Block, Inc., a provider of income tax return preparation and related services and products. From November 2000 to March 2008, Mr. Cobb served in various leadership roles at eBay, Inc., a global commerce and payments provider, including as President of eBay Marketplaces North America for four years and other senior management positions, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., Mr. Cobb held various marketing and executive positions at Pepsico (and Tricon Global Restaurants when it was spun off in 1997) from 1987 to 2000. These positions included Senior Vice President and Chief Marketing Officer for Tricon International, Senior Vice President and Chief Marketing Officer at Pizza Hut, and Vice President, Colas at Pepsi Cola. Mr. Cobb also currently serves on the board of directors of Deluxe Corporation, a technology-enabled solution company supporting financial institutions and small businesses. Mr. Cobb’s wide array of executive leadership roles, wealth of knowledge in technology and online-focused businesses, experience at a newly spun-off company, and history of service on public company boards qualify him to serve on our Board of Directors. Mr. Cobb holds an undergraduate degree in Economics from the University of Pennsylvania and an M.B.A. from the Kellogg School of Management at Northwestern University.

Anna C. Catalano. Ms. Catalano was appointed to the Board of Directors of the Company in September 2018, and serves as a member of our Compensation Committee. From 1979 until her retirement in 2003, Ms. Catalano served in various leadership roles at BP p.l.c., a global energy producer, and its predecessor Amoco Corporation. Most recently, from 2000 to 2003, she served as Group Vice President, Global Marketing, for BP p.l.c. Ms. Catalano has significant international business experience, having served as President of Amoco Orient Oil Company, including two years during which she lived in Beijing. Ms. Catalano has served on the board of directors and compensation committee of Kraton Corporation, a global producer of bio-based chemicals and specialty polymers, since 2011; on the board of directors of Willis Towers Watson p.l.c., a global risk advisory, broking, and solutions company, since 2016 (having previously served on the board of directors of Willis Group from 2006 until the merger of Willis Group and Towers Watson & Co.); and on the board of directors and compensation committee of HollyFrontier Corporation, a petroleum refiner, since November 2017. Ms. Catalano’s senior leadership experience and extensive knowledge in marketing and communications, combined with her broad public company board experience and expertise in corporate governance, executive compensation and board function, qualify her to serve on our Board of Directors. Ms. Catalano holds a Bachelor of Science degree in Business Administration from the University of Illinois, Champaign-Urbana.

Peter L. Cella. Mr. Cella was appointed to the Board of Directors of the Company in October 2018, and serves as Chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee. Mr. Cella served on the board of directors of ServiceMaster from February 2017 until the Spin-off. Mr. Cella has been a private investor since August 2017. From 2011 to August 2017, Mr. Cella served as president and chief executive officer of Chevron Phillips Chemical Company LLC, a global petrochemical company. Previously, Mr. Cella served in various executive positions at BASF Corp., a global producer and marketer of chemicals and related products; INEOS Nitriles, a global producer of acrylonitrile, acetonitrile, and related chemicals; Innovene, LLC, a producer of olefins and derivatives; and BP p.l.c., a global energy producer. Mr. Cella serves on the board of directors of Saudi Aramco, a global energy and chemicals enterprise; Inter Pipeline Ltd., a petroleum transportation, natural gas liquids processing and bulk liquid storage business; and Clockspring NRI, a privately-held supplier of pipeline and infrastructure repair products and services. Mr. Cella’s financial background and experience in executive leadership and running varied businesses, history of building strong leadership teams and experience on other company boards qualify him to serve on our Board of Directors. Mr. Cella received a Bachelor of Science degree in Finance from the University of Illinois and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management.

Richard P. Fox. Mr. Fox was appointed to the Board of Directors of the Company in October 2018, and serves as Chair of our Audit Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Fox served on the board of directors of ServiceMaster from March 2014 until the Spin-off. Since 2001, Mr. Fox has been an independent consultant. From 2000 to 2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider. Mr. Fox spent 28 years at Ernst & Young LLP, a global accounting firm, last serving as managing partner at the firm’s Seattle office. He currently serves on the board of directors of LiveRamp Holdings, Inc., a successor of Acxiom Corporation, an identity platform solution company; Pinnacle West Capital Corporation, a vertically integrated electrical utility serving the State of Arizona; and Univar Solutions, Inc., an international chemical distributor. Previously, he served on the boards of Pendrell Corporation, an intellectual property investment and advisory firm until 2014; Flow International Corporation, a machine tool manufacturer, until 2014; Orbitz Worldwide, Inc., an online travel company, until 2011; and PopCap Games, a developer and publisher of games, until it was acquired by Electronic Arts Inc. in 2011. Mr. Fox is a certified public accountant in the State of Washington and in 2018 he earned a professional certificate in cybersecurity from Carnegie Mellon’s Software Engineering Institute. As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements and other audit committee and board functions. Mr. Fox’s financial, accounting and management expertise, along with his experience on other public company boards, qualify him to serve on our Board of Directors. Mr. Fox holds a Bachelor of Arts degree in Business Administration/BBA from the Ohio University and an M.B.A. from the Fuqua School of Business, Duke University.

Brian P. McAndrews. Mr. McAndrews was appointed to the Board of Directors of the Company in October 2018, and serves as a member of our Nominating and Corporate Governance Committee. Most recently, Mr. McAndrews served as president and chief executive officer, and chairman of the board of directors, of Pandora Media, Inc., an internet radio company, from 2013 until 2016. Prior to that, he served as a venture partner with Madrona Venture Group, LLC, a venture capital firm, from 2012 to September 2013, and as a managing director of Madrona from 2009 to 2011. He also previously held executive positions at Microsoft Corporation, a global software company, and aQuantive, a leading digital marketing services and technology company which was acquired by Microsoft in 2007. Mr. McAndrews currently serves as the chairman of the board of Grubhub Inc., an online and mobile food-ordering company, and also serves on the board of directors of The New York Times Company, a multimedia news and information company; Chewy, Inc., an online destination for pet parents; and Teladoc Health, Inc. (“Teledoc”), a global leader in virtual medical care. Mr. McAndrews has notified Teladoc that he does not intend to stand for re-election to Teledoc’s board of directors and, accordingly, will cease to be a director of Teledoc following its 2020 annual meeting. Mr. McAndrews previously served on the boards of directors of Fisher Communications, Inc., Clearwire Corporation, and AppNexus Inc. Mr. McAndrews brings to the Company and the Board of Directors deep traditional and digital media experience gained through his role as a chief executive officer of public companies in the technology industry, as well as his private and public company directorships. In addition, this background and his understanding of digital advertising and the integration of emerging technologies qualifies Mr. McAndrews to serve on our Board of Directors. Mr. McAndrews holds a bachelor’s degree in economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

Liane J. Pelletier. Ms. Pelletier was appointed to the Board of Directors of the Company in September 2018, and serves as a member of our Audit Committee and Compensation Committee. Since 2011, Ms. Pelletier has served as an independent director, a private investor, and board advisor. From 2003 through 2011, Ms. Pelletier was the Chairwoman, Chief Executive Officer, and President of Alaska Communications Systems, an Alaska-based telecommunications and information technology services provider. Prior to this, Ms. Pelletier held a number of executive positions at Sprint Corporation, a telecommunications company. Ms. Pelletier currently serves on the board of directors and is chair of the nominating and corporate governance committee at Expeditors International of Washington, Inc., a global logistics company, and she also serves on the board of directors, is member of the compensation committee and is Lead Independent Director at ATN International, Inc., a holding company with investments in telecommunication companies. She currently serves on the board of the National Association of Corporate Directors. In 2017, she earned a professional certificate in cyber security from Carnegie Mellon’s Software Engineering Institute. Ms. Pelletier’s experience in executive and boardroom leadership, particularly in highly regulated industries, and expertise in cyber security oversight, business model transformation and shareholder engagement qualify her to serve on our Board of Directors. Ms. Pelletier earned her B.A. in Economics from Wellesley College and an M.S. from the Sloan School of Business at the Massachusetts Institute of Technology.

There are no family relationships among our directors and executive officers.

INDEPENDENT AUDITOR FEES AND SERVICES

The following table summarizes the fees that Deloitte billed to us for fiscal 2019 and fiscal 2018 for audit and other services. Audit fees also include an estimate of amounts not yet billed.

	Fiscal 2019	Fiscal 2018
Audit Fees	$1,450,440	$1,097,000
Audit-Related Fees	$99,790	$64,790
Tax Fees	$0	$0
All Other Fees	$30,000	$0

Total Fees	$1,580,230	$1,161,790

Audit Fees

Audit fees for fiscal 2019 and 2018 include fees paid for professional services rendered by Deloitte in connection with the audit and quarterly review of the Company and other services associated with regulatory filings. Audit fees in 2019 include amounts related to the audit of the effectiveness of internal controls over financial reporting.

Audit-Related Fees

Audit-related fees for fiscal 2019 and 2018 principally represent fees paid for professional services rendered by Deloitte associated with support related to certifications performed for statutory requirements.

Tax Fees

Deloitte did not render any tax compliance, tax advice or tax planning services to us in fiscal 2019 or fiscal 2018.

All Other Fees

All Other fees for fiscal 2019 are fees paid for services rendered by Deloitte in connection with the development and delivery of training for purposes of leadership development.

Pre-Approval Policy

The Audit Committee’s Policy Regarding Pre-Approval of Services of the Independent Auditor of Frontdoor provides for pre-approval of audit, audit-related, tax and other services specifically described in the policy. Requests for services that require the specific approval by the Audit Committee must be submitted to the Audit Committee by both our independent registered public accounting firm and our Chief Financial Officer or other appropriately designated officer, and must include a joint statement stating that the performance of such services will not impair the independence of the independent auditor and whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that such authority shall not include the approval of services for which the associated fees exceed $100,000. Pursuant to this delegation, the committee member to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated specific pre-approval authority to its chair, subject to and in accordance with the terms of the policy.

All of the services described above were pre-approved by the Audit Committee in accordance with the policy.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2019.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each current member of the Audit Committee, Richard P. Fox, Peter L. Cella and Liane J. Pelletier, (i) is an “independent” director based on Nasdaq Rule 5605 and our Corporate Governance Guidelines, (ii) satisfies the SEC’s additional independence requirement for members of audit committees, and (iii) is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and Deloitte, the Company’s independent registered public accounting firm for fiscal 2019, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with U.S. GAAP and regulations of the SEC. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP. Deloitte is responsible for expressing an opinion on the conformity of the Company’s financial statements with U.S. GAAP and, beginning with the Company’s fiscal year ended December 31, 2019, Deloitte has been responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also has held discussions with management and Deloitte regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee has:

•	Reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019 and discussed them with management and Deloitte;

•

Discussed with Deloitte various communications that Deloitte is required to provide to the Audit Committee, including matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

•

Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2019.

The Audit Committee has selected Deloitte as the Company’s independent registered public accounting firm for fiscal 2020, and the Board of Directors has approved submitting such selection to the stockholders for ratification.

This report is being provided by the following independent directors who constituted the Audit Committee as of February 24, 2020, the date of the approval of this report by the Audit Committee.

Respectfully submitted,

Audit Committee

Richard P. Fox, Chair

Peter L. Cella

Liane J. Pelletier

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Respectfully submitted,

Compensation Committee

William C. Cobb, Chair

Anna C. Catalano

Liane J. Pelletier

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the flexibility to establish appropriate compensation policies to attract and retain executives who are best positioned to execute on our business strategy.

Our named executive officers (“NEOs”) for 2019 were as follows:

•	Rexford J. Tibbens, President and CEO;

•	Brian K. Turcotte, Senior Vice President and CFO; and

•	Jeffrey A. Fiarman, Senior Vice President, General Counsel and Secretary.

In fiscal 2019, we continued to refine our compensation philosophy to better align with our Company’s overarching business rationale and to be more reflective of our industry, business strategies and objectives, and peer companies. Our executive compensation program for the first nine months of the 2018 fiscal year was primarily determined by the Compensation Committee of the Board of Directors of our former parent, ServiceMaster; therefore refinement to reflect and reinforce the priorities of Frontdoor was appropriate.

Objectives of Our Executive Compensation Program

Our compensation plans for executives (including the NEOs) are designed to:

•

Align executive interests with those of stockholders by focusing management on the attainment of the Company’s strategic objectives, rewarding long-term, value-creating growth and encouraging stock ownership;

•

Support the building of a highly engaged, high performance culture with a strong shared talent mindset in support of a one company philosophy as measured through the Company’s employee engagement survey, and succession plans for key positions;

•	Attract, retain, focus, and reward highly motivated talent with strong team orientation and sense of accountability;

•	Be performance-based, with variable pay constituting a significant portion of total compensation, with differentiated awards based on an executive’s individual performance;

•	Encourage appropriate, and not excessive, risk-taking;

•	Be simple to understand and administer; and

•

Target total direct compensation consisting of salary, annual cash incentive and long-term equity-based incentive awards to be competitive with our peer group to encourage growth and scale, while recognizing key competitive, fairness and performance considerations.

We believe that our pay actions for 2019 and the programs we have established fully reflect these objectives.

Elements of Executive Compensation, including for NEOs

To meet these objectives, our executive compensation program consists of the following elements:

•	Salary, which is primarily intended to attract and retain highly qualified executives and to recognize individual performance by the executive;

•

Annual cash incentive awards, which are primarily intended to motivate each executive to achieve short-term Company performance goals while contributing to the attainment of long-term business objectives;

•

Annual long-term equity incentive awards, which are primarily intended to motivate executives to achieve long-term performance goals and to provide equity ownership of our common stock to our executives to ensure goal alignment with our stockholders;

•

Employee benefits, including retirement benefits, health and welfare benefits, perquisites, new hire bonus and relocation benefits, which are primarily intended to attract and retain qualified executives by ensuring that our benefit programs are competitive; and

•	Special cash and/or equity awards, which are primarily intended to be used for recruitment, retention or promotions from time to time.

Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over short- and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded and motivates achievement of both annual goals and sustainable long-term performance.

We believe it is necessary for our executive compensation program to be attractive to compete in the market for executive talent and must support our growth strategy and business objectives. As a result of this focus, we rely on competitive pay practices and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical Company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually to determine what, if any, modifications should be considered.

Determination of Executive Compensation

Role of the Compensation Committee and Management

The role of our Compensation Committee is to assist our Board of Directors in the discharge of its responsibilities relating to our executive compensation program. The Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining salaries and short- and long-term incentive awards.

The Compensation Committee will determine the CEO’s compensation and report and discuss the approved compensation with our Board of Directors. Our CEO will recommend to the Compensation Committee compensation for our other executive officers based on his assessment of each executive officer’s area of responsibility, individual performance, overall contribution and prevailing marketplace conditions. Our CEO provides input to the Compensation Committee regarding compensation mix, incentive plan design, pay levels and inducement packages pertaining to the recruitment of new executives. These items were assessed by the Compensation Committee, with input from the Compensation Committee’s independent compensation consultant, Farient Advisors LLC (“Farient”), and considered by the Compensation Committee as part of its evaluation of our executive compensation program design. Our CEO will continue to play an active role in evaluating our executive leadership team and determining their compensation in support of the Compensation Committee’s activities. However, the CEO does not play a role in determining his own compensation.

Role of the Independent Compensation Consultant

In October 2018, the Compensation Committee engaged the services of Farient as the Compensation Committee’s independent compensation consultant. During the compensation planning process, the Compensation Committee expects Farient to provide analysis, recommendations, and advice that will inform the Compensation Committee’s decisions. Farient’s services include, but are not limited to: (i) providing market pay comparisons pertaining to the Company’s executives; (ii) assisting in the design and implementation of executive incentive plans to ensure appropriate linkage to stockholder value creation; (iii) updating the Compensation

Committee on governance trends relating to executive compensation; and (iv) reviewing various proposals presented by management to the Compensation Committee on executive compensation matters. Pursuant to SEC rules, the Compensation Committee has assessed the independence of Farient and has concluded that Farient and the individual compensation advisers employed by Farient are independent and have no conflicts of interests that would prevent Farient from independently providing services to the Compensation Committee.

Peer Group

Our peer group for 2019 compensation was established in connection with the Spin-off, with input from members of the ServiceMaster Board of Directors, their compensation consultant and our CEO. The peer group reflects a group of companies with similar or adjacent business models and who source talent from the same labor pools as the Company. In determining the peer group, the size and performance of the companies were taken into consideration, with revenues generally ranging from 0.3 to 2.5 times the revenue of the Company.

2019 Peer Group
ANGI Homeservices Inc.	Pandora Media, Inc.
Chemed Corporation	Redfin Corp.
Etsy, Inc.	Shutterfly, Inc.
FirstService Corporation	WW International, Inc.
Grubhub, Inc.	Yelp Inc.
H&R Block, Inc.	Zillow Group, Inc.
HomeServe plc

Following the Spin-off, the Compensation Committee has used the peer group as a reference point when reviewing the competitiveness of our executive compensation program, making executive compensation decisions, and assisting with the design and operation of our annual incentive plan and long-term incentive awards.

In July 2019, the Compensation Committee completed a review of our peer group. The Compensation Committee considered a number of factors, beginning with company size, performance and industry, and further examined potential peer companies for similarities in operations, including recurring revenue, home services, network-related and technology enabled businesses. Based on these factors and in order to better align the peer group to our current business and market for talent, the Compensation Committee adjusted our peer group for 2020 compensation to be comprised of the following:

2020 Peer Group
ADT Inc.	HomeServe plc
Alarm.com Holdings, Inc.	LendingTree, Inc.
ANGI Homeservices Inc.	Redfin Corp.
Cars.com Inc.	WW International, Inc.
FirstService Corporation	Yelp Inc.
Grubhub, Inc.	Zillow Group, Inc.
H&R Block, Inc.

The appropriateness of the companies comprising the peer group will be reassessed annually, and any changes to the composition of the group will be subject to approval by the Compensation Committee.

Employment Agreements

Other than with respect to Mr. Tibbens, none of our NEOs has an employment agreement relating to his employment with the Company. Mr. Tibbens was hired to serve as our President and CEO pursuant to an employment agreement with us, effective May 15, 2018. Mr. Turcotte became our Senior Vice President and

CFO effective July 25, 2018, pursuant to an offer letter dated July 17, 2018. Mr. Fiarman was offered the position of Senior Vice President, General Counsel and Secretary pursuant to an offer letter dated July 5, 2018, and commenced employment on August 27, 2018. The material terms of Mr. Tibbens’s employment agreement and the offer letters we entered into with Messrs. Turcotte and Fiarman are described below under “Grants of Plan-Based Awards for Fiscal 2019—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreement and Offer Letters.”

Components of Compensation

A significant portion of the 2019 total direct compensation for our executives consisted of variable, at-risk compensation. Variable, at-risk total direct compensation includes the 2019 AIP award at target and long-term equity incentive award dollar value at target. The following charts illustrate the proportional components of 2019 compensation for our CEO, and the average proportional components of 2019 compensation for our other NEOs.

The following chart describes in detail the components of our 2019 executive compensation program, the role of each component and the key characteristics and considerations of each component.

Pay Component	Role	Key Characteristics and Considerations

Salary	• Fixed portion of annual cash pay

•  Value of role in competitive marketplace

•  Value of role to the Company

•  Skills, experience and future potential of executives

•  Performance record of the executive

•  The difficulty of replacing the executive

Annual Incentive Plan • Cash Payouts	• Variable, at-risk portion of annual cash pay • Focus executives on annual corporate and departmental objectives that support our long-term strategy	• Goals tied to key financial and strategic indicators of the Company’s success • Balance between short- and long-term business drivers

Pay Component	Role	Key Characteristics and Considerations

Long-term Incentives • Stock Options • Restricted Stock Units (“RSUs”) • Performance Shares (“PSUs”)	• Align interests of executives and stockholders • Encourage equity ownership • Encourage retention of key talent

•  Realized value based on stock price performance, and in the case of PSUs, market value and company revenue

•  Awards with vesting periods that stretch over multiple fiscal years to create balance between short- and long-term objectives

Sign-on Awards • Cash Payouts • Stock Options • RSUs	• Enable the successful recruitment of talented executives	• Cash and/or equity awards applied on a case-by-case basis to certain executives as an inducement to join the Company • Equity awards are time-vested

Benefits, Perquisites and Severance Protection	• Support the health and wellbeing of our executives and employees • Provide the opportunity for executives, like employees, to save on a tax-favored basis

•  Health and welfare and retirement benefits for executives are the same as those for all employees

•  Benefits, perquisites, and severance protection for executives based on competitive marketplace considerations and consistent with standards of good governance

•  Benefit programs that are competitive with the markets in which the Company competes for talent

Salary

The Compensation Committee will annually review the salaries of our executives, which includes our executive officers and other members of the senior leadership team. The Compensation Committee may take into account various factors when considering annual merit increases, including: (i) competitive practice among the Company’s peer group, as well as general industry practice; (ii) the Company’s financial performance in the prior year and expectations for the coming year; (iii) the impact that increased fixed costs will have on the ability to meet the Company’s annual operating plan; (iv) individual proficiency and experience; and (v) internal equity.

The following table sets forth information regarding the 2019 salaries for our NEOs.

Named Executive Officer	Salary as of December 31, 2019
Mr. Tibbens	$800,000
Mr. Turcotte	$460,100
Mr. Fiarman	$450,000

Mr. Turcotte’s salary at the beginning of 2019 was $430,000. Effective April 1, 2019, the Compensation Committee determined to increase the salary of Mr. Turcotte to $460,100. Mr. Fiarman’s salary at the beginning of 2019 was $430,000. Effective September 1, 2019, the Compensation Committee determined to increase the salary of Mr. Fiarman to $450,000. No change was made to the salary for Mr. Tibbens during 2019.

Annual Cash Incentive Awards

2019 Annual Incentive Plan Awards

For 2019, the Compensation Committee approved an annual cash incentive plan (the “2019 AIP”) that was designed to reward the achievement of specific pre-set financial and strategic results measured over a fiscal year. The target bonus approved by the Compensation Committee for each NEO for 2019 is listed in the table below:

Named Executive Officer	AIP Annual Incentive Target as a Percentage of Salary
Rexford J. Tibbens, President and CEO	100%
Brian K. Turcotte, Senior Vice President and CFO	60%
Jeffrey A. Fiarman, Senior Vice President, General Counsel and Corporate Secretary	60%

The Compensation Committee determined that incentives for our NEOs under the 2019 AIP would be based on our performance with respect to the following performance goals with the following weightings: (1) two financial performance goals consisting of Adjusted EBITDA1 (37.5%) and revenue (37.5%); and (2) two strategic performance goals consisting of customer retention (12.5%) and the launch of our on-demand business (12.5%); for a total combined weighting of 100%. The weighted achievement factor for each of the performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure based on the Company’s fiscal 2019 performance. For the performance measures, the achievement factor will generally be determined by measuring actual performance against the target goal based on a pre-established scale that provides for 25% for threshold performance, 100% for target performance and 175% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement factor is adjusted on a linear interpolation basis.

Financial Performance Goal	Threshold (25%)	Target (100%)	Maximum (175%)	Weighting
Adjusted EBITDA	$238 million	$254 million	$271 million	37.5%
Revenue	$1.258 billion	$1.365 billion	$1.434 billion	37.5%

Actual amounts paid under the 2019 AIP are calculated by multiplying each NEO’s salary in effect on December 31, 2019 by (i) his 2019 AIP target annual cash incentive opportunity (which is reflected as a percentage of eligible salary) and (ii) the executive’s weighted achievement factor.

Notwithstanding the establishment of the performance measures and the formula for determining the 2019 AIP award payment amounts, the Compensation Committee can exercise positive or negative discretion and award a greater or lesser amount to our NEOs than the amount determined by the 2019 AIP award formula if, in the exercise of its business judgment, the Compensation Committee determines that a greater or lesser amount is warranted under the circumstances.

In February 2020, the Compensation Committee assessed our performance against the 2019 AIP financial performance goals and determined that we exceeded target performance. The specific performance goals, levels of achievement attained, and the weighted achievement factors for the financial performance goals are listed in the table below.

Financial Performance Goal	Threshold (25%)	Target (100%)	Maximum (175%)	2019 Actual Results	2019 Actual Results as a % of Target	2019 Payout Percentage	2019 Weighted Achievement Factor
Adjusted EBITDA	$238 million	$254 million	$271 million	$303 million	119.3%	175.0%	65.6%
Revenue	$1.258 billion	$1.365 billion	$1.434 billion	$1.365 billion	100.0%	100.0%	37.5%

[1]	Adjusted EBITDA under the annual incentive plan is calculated in the same manner as described in the Part II, Item 6 section of our Annual Report on Form 10-K for fiscal year ended December 31, 2019.

The Compensation Committee additionally determined with respect to the two strategic performance goals related to customer retention and the launch of our on-demand business that the Company achieved 2019 actual results as a percentage of target of 99.1% for customer retention and 100% for the launch of our on-demand business, resulting in weighted achievement factors of 5.9% for the customer retention goal and 12.5% for the goal related to the launch of our on-demand business, respectively.

The Compensation Committee then determined that Company performance under the 2019 AIP was 121.6% in the aggregate in accordance with application of the weightings applicable to each of the financial and strategic performance goals. Accordingly, in February 2020, the Compensation Committee awarded Messrs. Tibbens, Turcotte and Fiarman bonuses as set forth in the following table.

Named Executive Officer	AIP Annual Incentive Target as of Percentage of Salary	2019 AIP Eligible Compensation	2019 AIP Bonus Payout Factor	2019 AIP Bonus Payout
Mr. Tibbens	100%	$800,000	121.6%	$972,800
Mr. Turcotte	60%	$460,100	121.6%	$335,689
Mr. Fiarman	60%	$450,000	121.6%	$328,320

Sign-on, Retention and Discretionary Bonuses

From time to time, we may award sign-on, retention and discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. No sign-on, retention or discretionary bonuses were awarded to our NEOs in fiscal 2019.

Long-Term Equity Incentive Awards

2019 Awards

The primary vehicles for delivering long-term incentives currently are time-vested stock options and RSUs. The Compensation Committee believes that options create strong alignment with stockholder interests, since value is delivered only in the event of share price appreciation. Meanwhile, time-vested RSUs balance the appreciation orientation of stock options with the objectives of real ownership and retention. PSUs or other forms of performance-based incentive equity compensation may be used to supplement these long-term incentive vehicles to further enhance alignment with stockholder interests.

In February 2019, the Compensation Committee approved long-term equity incentive awards for 2019, 50% of which were comprised of stock options and 50% of which were comprised of time-vesting RSUs, and were granted in March 2019. The target total grant date fair values for each of Messrs. Tibbens, Turcotte and Fiarman were 250%, 125% and 125% of their respective salaries.

The RSUs vest in equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date. With respect to the options, 25% vest on the first anniversary of the grant date and 6.25% vest on each quarterly anniversary thereafter, in each case, subject to the executive’s continued employment through the applicable vesting date. The post-termination vesting and exercise rights will be substantially the same as the rights that apply to the stock options and RSUs (other than Mr. Tibbens’s sign-on RSUs) granted in fiscal 2018 to the NEOs and described below under the heading “Potential Payments Upon Termination or Change in Control—Equity Awards.”

The table below summarizes the awards that were granted to each of the NEOs in 2019.

Named Executive Officer	Target Annual Equity Award Dollar Values	Number of Company Stock Options	Number of Company RSUs
Mr. Tibbens	$2,000,000	58,651	29,002
Mr. Turcotte	$537,500	15,762	7,794
Mr. Fiarman	$537,500	15,762	7,794

2019 Performance Share Awards

In order to reinforce the performance and growth agenda of the Company for its first year as an independent company, in February 2019 the Compensation Committee also approved one-time performance-based share award of PSUs for each of our NEOs pursuant to the 2018 Plan. The PSUs were granted on March 29, 2019.

The table below summarizes the target dollar values for PSUs granted to each of our NEOs in 2019.

Named Executive Officer	Target PSU Dollar Values	Number of PSUs
Mr. Tibbens	$2,000,000	58,005
Mr. Turcotte	$537,500	15,589
Mr. Fiarman	$430,000	12,471

The target PSU dollar values were converted into a number of PSUs based on the closing price of the Company’s common stock on the Nasdaq on the trading day that immediately preceded the grant date. The PSUs provide that 50% of the award will vest if the Company achieves certain revenue performance goals and the remaining 50% of the PSUs will generally vest if the Company achieves certain weighted average market capitalization (“WAMC”) performance goals, in each case, measured over four consecutive fiscal quarters during the five-year performance period. If the PSUs do not vest prior to the end of the five-year performance period, the total number of PSUs that vest at the end of the performance period will range from 0% to 100% as determined by measuring actual performance over the final four fiscal quarters of the performance period against the performance goals based on a pre-established scale. The Company believes that the goals are challenging and will require significant performance to achieve. The Company expects to disclose the specific goals at the earlier of time each goal is achieved or after the conclusion of the performance period.

If the executive’s employment terminates for any reason other than as described below, all unvested PSUs will be forfeited. Upon death or disability during the performance period, the PSUs will remain eligible to vest for the entire performance period based on the Company’s actual performance. If the executive’s employment is terminated without cause or the executive terminates his employment for good reason, the PSUs will continue to vest until the earlier of (1) the end of the performance period or (2) two quarters following the quarter in which the termination occurs. Upon a change in control during the performance period, the PSUs will immediately vest in full.

Fiscal 2020 Executive Compensation

In February 2020, the Compensation Committee determined the salary and incentive compensation opportunities for our executives for 2020. The Compensation Committee considered data regarding compensation for the Company’s 2020 Peer Group, as well as third-party salary survey information and the Company’s business strategy, and then adjusted the proportion of the pay components for each executive’s compensation, primarily to increase the focus on equity-based compensation.

Accordingly, the Compensation Committee made no change to the salaries and annual incentive targets as a percentage of salary for our NEOs for fiscal 2020 except Mr. Turcotte’s 2020 AIP target bonus increased from

60% to 75%. The Compensation Committee also approved long-term equity incentive awards having grant date fair values of $3,800,000, $1,000,000 and $620,000 for Mr. Tibbens, Mr. Turcotte and Mr. Fiarman, respectively. The awards were granted in March 2020 and were comprised of 50% stock options and 50% time-vesting RSUs. The terms and conditions of the stock options and the RSUs were substantially the same as the terms and conditions of the stock options and RSUs granted to the NEOs for fiscal 2019.

Retirement Benefits

Our employees, including the NEOs, are generally eligible to participate in the American Home Shield 401(k) Plan, as it may be amended from time to time (the “AHS 401(k) Plan”). The AHS 401(k) Plan is a tax qualified 401(k) defined contribution plan. We made a “safe harbor” matching contribution for our employees who contributed during the 2019 plan year.

Employee Benefits and Executive Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our employees, including medical and dental care coverage, life insurance coverage and short- and long-term disability. In addition, pursuant to our 2019 Employee Stock Purchase Plan, eligible employees, including the NEOs, may purchase Common Stock, subject to Internal Revenue Service limits, during pre-specified offering periods at a purchase price equal to 85% of the closing price per share on the day preceding the last day of the applicable offering period.

We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions.

In connection with their hiring, Messrs. Tibbens and Fiarman were entitled to benefits pursuant to the Company’s executive relocation program, including reimbursement of relocation expenses in accordance with the terms and conditions of that program. In addition, pursuant to Mr. Tibbens’s employment agreement, through May 15, 2019, he was entitled to corporate housing in the Corporate Headquarters area and reimbursement for reasonable weekly commuting expenses between Seattle, Washington, and Memphis, Tennessee, consistent with the business travel reimbursement policies applicable to the Company’s executive officers, each on a tax grossed-up basis. Pursuant to the terms of Mr. Fiarman’s offer letter, the Company covers reasonable commuting expenses from Connecticut to Memphis, Tennessee up to a maximum of 50 round trips per year, including both airfare and ground transportation, consistent with the business travel policies applicable to the Company’s executive team members.

Post-Termination Compensation

Messrs. Tibbens and Fiarman each have a severance arrangement with us, either as part of their employment agreement, in the case of Mr. Tibbens, or offer letter, in the case of Mr. Fiarman. The severance benefits that Messrs. Tibbens and Fiarman are entitled to pursuant to the terms of their respective employment agreement or offer letter, as applicable, are described in detail below under the heading “Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements.” For a description of the potential vesting of outstanding equity awards that may occur in connection with certain termination events, see “Potential Payments Upon Termination or Change in Control—Equity Awards” below.

Clawback Policy

Our Board of Directors has adopted a clawback policy that provides the Compensation Committee with the discretion to claw back certain performance-based compensation and associated stock transaction proceeds earned, vested or otherwise received (i) during the three years preceding the Company’s conclusion that the financial statements contained a material error or the date a court, regulator, or other legally authorized body directs the Company to restate its financial statements to correct a material error if the executive’s misconduct caused or materially contributed to the restatement; or (ii) during the 12 months prior to the Compensation Committee’s determination that even if a financial restatement has not occurred, the executive engaged in willful and serious misconduct that was injurious to us or our subsidiaries.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for members of the Board of Directors and for NEOs and certain other executives of the Company in order to further align the interests of our directors and such executives with our stockholders. Under these guidelines, such executives and non-employee directors are expected to own shares of our Common Stock in the following amounts:

Role	Multiple
CEO	6 times annual salary
Other NEO and Specified Executives	3 times annual salary
Non-Employee Directors	5 times annual cash retainer

Under these guidelines, such executives and non-employee directors may not dispose of any shares of the Company they acquire until the ownership requirements are satisfied and, thereafter, must remain in compliance with such requirements upon completion of any disposition of shares.

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid to or earned by each of our NEOs for fiscal 2019 and fiscal 2018.

Name and Principal Position(1)	Fiscal Year	Salary(2)	Bonus		Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation		Total
Rexford J. Tibbens	2019	$800,000	—		$2,740,715	$1,000,000	$972,800	—	$9,800	(7)	$5,523,315
President and Chief Executive Officer	2018	$500,000	—		$1,625,069	$1,781,569	—	—	$43,373		$4,050,011

Brian K. Turcotte	2019	$452,575	$77,000	(8)	$736,559	$268,742	$335,689	—	$9,800	(9)	$1,880,365
Senior Vice President and Chief Financial Officer	2018	$384,836	$77,000		$382,583	$131,997	—	—	$9,625		$986,041

Jeffrey A. Fiarman	2019	$436,667	—		$642,987	$268,742	$328,320	—	$54,871	(10)	$1,731,587
Senior Vice President, General Counsel and Secretary	2018	$143,333	$200,000		$250,036	—	—	—	$74,192		$667,561

(1)

Prior to the Spin-off, each of our NEOs was employed by ServiceMaster. Mr. Tibbens was hired to serve as our President and CEO, effective May 15, 2018. Mr. Turcotte, previously Treasurer and Vice President of Investor Relations of ServiceMaster, was promoted to serve as our Senior Vice President and CFO, effective July 25, 2018. Mr. Fiarman was hired to serve as our Senior Vice President, General Counsel and Secretary, effective August 27, 2018.

(2)

Amounts reported reflect the NEO’s annual salary earned during the fiscal year, taking into account increases, if any, in salary during the course of the year, and are not reduced to reflect the NEO’s election, if any, to defer receipt of salary into our savings plan for U.S. employees. For additional details on actions taken with respect to the base salaries of the applicable NEOs in fiscal 2019, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Salary.”

(3)

Stock awards consist of awards of time-vesting RSUs and performance-vesting PSUs. The award of an RSU is the right to receive one share of our common stock upon the vesting date of the RSU. A PSU award is the right to receive a number of shares of common stock equal to (x) 50% of the target number of PSUs granted multiplied by (y) applicable performance target percentages relating to revenue; and (x) 50% of the target number of PSUs granted multiplied by (y) the applicable target percentages relating to WAMC. For additional details on the number of PSUs that become vested upon satisfaction of each of the above performance vesting criteria and other material terms, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Long-Term Equity Incentive Awards—2019 Performance Share Awards.” Amounts shown represent the grant date fair value of the applicable RSUs and PSUs granted during fiscal 2019, each as calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our common stock on the Nasdaq on the trading day that immediately preceded the applicable grant date. The grant date fair value of PSUs is based on (i) the probable outcome for PSUs subject to revenue performance conditions and assumes the “target” level of performance and (ii) applicable accounting guidance for PSUs that vest according to WAMC targets, which are subject to market conditions. There is no “maximum” level of performance or other performance level above “target” level. The assumptions made in determining PSU values are disclosed in Note 12 of the audited Consolidated and Combined Financial Statements in our 2019 Annual Report on Form 10-K.

(4)

Amounts reported reflect the aggregate grant date fair value as calculated in accordance with applicable accounting standards with respect to time-vesting stock option awards that were granted to the NEOs in fiscal 2019. The assumptions made in determining option values with respect to awards granted during fiscal 2019 are disclosed in Note 12 to the audited Consolidated and Combined Financial Statements included in our 2019 Annual Report on Form 10-K.

(5)

Amounts shown consist solely of the NEO’s annual, performance-based cash bonus. For additional details on the amounts shown for fiscal 2019, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Annual Cash Incentive Awards—2019 Annual Incentive Plan Awards.”

(6)	The Company does not have a pension plan or a non-qualified deferred compensation plan.

(7)	Amount reported for Mr. Tibbens includes contributions by the Company to its savings plan for salaried U.S. employees for Mr. Tibbens’s benefit.

(8)

Prior to, and in connection with the Spin-off, ServiceMaster granted Mr. Turcotte a cash retention award of $154,000, of which 50% was paid at the completion of the Spin-off and the other 50% was paid to Mr. Turcotte in fiscal 2019 on the six-month anniversary of the Spin-off, subject to his continued employment. For additional information regarding Mr. Turcotte’s retention bonus, see “Compensation Discussion and Analysis— Determination of Executive Compensation — Sign-on, Retention and Discretionary Bonuses.”

(9)	Amount reported for Mr. Turcotte reflects contributions by the Company to its savings plan for salaried U.S. employees for Mr. Turcotte’s benefit.

(10)

Amount reported for Mr. Fiarman includes $45,990 of commuting costs pursuant to the terms of Mr. Fiarman’s offer letter and contributions by the Company of $8,881 to its savings plan for salaried U.S. employees for Mr. Fiarman’s benefit.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2019

The following table sets forth information regarding non-equity incentive plan awards, PSU awards, stock option awards and RSU awards during fiscal 2019 under the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”), except as otherwise indicated below.

		Compensation	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of
		Committee							of Stock	Underlying	Option	Stock and
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	Awards(5)
Rexford J. Tibbens	3/29/2019	2/11/2019							29,002			$999,989
	3/29/2019	2/11/2019								58,651	$34.48	$1,000,000
	3/29/2019	2/11/2019				7,250	58,005					$1,740,726
			$25,000	$800,000	$1,400,000
Brian K. Turcotte	3/29/2019	2/11/2019							7,794			$268,737
	3/29/2019	2/11/2019								15,762	$34.48	$268,742
	3/29/2019	2/11/2019				1,948	15,589					$467,822
			$8,627	$276,060	$483,105
Jeffrey A. Fiarman	3/29/2019	2/11/2019							7,794			$268,737
	3/29/2019	2/11/2019								15,762	$34.48	$268,742
	3/29/2019	2/11/2019				1,558	12,471					$374,250
			$8,438	$270,000	$472,500

(1)

Amounts reflect the applicable threshold, target and maximum payouts established by the Compensation Committee under the Company’s 2019 AIP. The threshold funding factor was 25% of target and the maximum funding factor was 175% of target. See “Compensation Discussion and Analysis—Determination of Executive Compensation—Annual Cash Incentive Awards—2019 Annual Incentive Plan Awards” above for a description of our annual, performance-based cash bonus.

(2)

The named executive officer received a one-time grant of PSUs with 50% of the award subject to WAMC targets, and 50% of the award subject to revenue performance targets. The award of a PSU is the right to receive one share of our Common Stock upon the attainment of certain performance milestones (as defined in the Company’s applicable Performance Share Grant Notice) over a 5-year period. These performance milestones will be measured quarterly commencing on April 1, 2019 and ending March 31, 2024. The revenue performance milestone will be deemed satisfied if the aggregate revenue of a period of four (4) consecutive fiscal quarters is sufficient to satisfy the revenue performance goal (representing 50% of the total award); and the WAMC milestone will be deemed satisfied if the WAMC in each of four consecutive fiscal quarters is sufficient to satisfy the WAMC goal (representing 50% of the total award). For additional details on the number of PSUs that become vested upon satisfaction of each performance milestone and other material terms, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Long-Term Equity Incentive Awards—2019 Performance Share Awards.”

(3)	The named executive officer received an annual award of time-vesting RSUs on March 29, 2019. The RSUs vest one-third per year over three years on each anniversary of the grant date.

(4)

The named executive officer received an annual award of non-qualified stock options on March 29, 2019. The stock options vest 25% on March 29, 2020, and thereafter vest 6.25% quarterly over the next three years on the quarterly anniversary of the grant date, such that all stock options will have vested on March 29, 2023. The stock options expire on March 29, 2029.

(5)

Amounts shown represent the grant date fair value of the applicable RSUs, PSUs and stock options granted during fiscal 2019, each as calculated in accordance with applicable accounting standards. The grant date fair value of PSUs subject to revenue targets reported in the table above is based on the probable outcome of the performance conditions and application of accounting guidance. The assumptions made in determining the stock option and PSU values are disclosed in Note 12 of the Consolidated and Combined Financial Statements in our Annual Report on Form 10-K for fiscal 2019. The material terms of the PSUs are discussed in “Compensation Discussion and Analysis—Determination of Executive Compensation—Long-Term Equity Incentive Awards—2019 Performance Share Awards.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement and Offer Letters

Mr. Tibbens’s Employment Agreement

Mr. Tibbens was hired to serve as our CEO pursuant to an employment agreement with us, effective May 15, 2018. Mr. Tibbens’s agreement is initially for a term of four years subject to automatic one-year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Tibbens is entitled to receive an initial salary of $800,000, which amount is subject to annual review by the Compensation

Committee, and a target annual incentive bonus opportunity of not less than 100% of his salary. Beginning in 2019, Mr. Tibbens is eligible for annual equity grants having a target total grant date value equal to 250% of his annual salary. The employment agreement also contains certain restrictive covenants, including confidentiality of information, non-competition, non-solicitation and non-disparagement covenants. The confidentiality covenant has an indefinite term, whereas the non-competition, non-solicitation and non-disparagement covenants apply at all times during the term of his employment with the Company and for one year thereafter. See “Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements” below for a description of the payments and benefits Mr. Tibbens is entitled to under his employment agreement in connection with a termination of his employment.

Mr. Turcotte’s Offer Letter

Mr. Turcotte was offered the position of Senior Vice President and CFO pursuant to an offer letter dated July 17, 2018. Under his offer letter, Mr. Turcotte is entitled to receive an initial salary of $430,000 and a target annual incentive bonus opportunity of 60% of his salary. Beginning in 2019, Mr. Turcotte is eligible for annual equity grants having a target total grant date value equal to 125% of his annual salary.

Mr. Fiarman’s Offer Letter

Mr. Fiarman was offered the position of Senior Vice President, General Counsel and Secretary pursuant to an offer letter dated July 5, 2018, and commenced employment on August 27, 2018. Under his offer letter, Mr. Fiarman is entitled to receive an initial salary of $430,000 and a target annual incentive bonus opportunity of 60% of his salary. Beginning in 2019, Mr. Fiarman is eligible for annual equity grants having a target total grant date value equal to 100% of his annual salary. Finally, pursuant to Mr. Fiarman’s offer letter, the Company covers reasonable commuting expenses from Connecticut to Memphis, Tennessee up to a maximum of 50 round trips per year, including both airfare and ground transportation, consistent with the business travel policies applicable to the Company’s executive team members. See “Potential Payments Upon Termination or Change in Control—Severance Benefits—Employment Arrangements” below for a description of the payments and benefits Mr. Fiarman is entitled to under his offer letter in connection with a termination of his employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END

The following table sets forth information regarding unexercised stock options and any RSUs and PSUs that were not vested for each NEO as of the end of fiscal 2019. There were no unexercised unearned equity incentive plan stock option awards held by the NEOs at such time. Awards with a grant date prior to October 1, 2018, represent long-term equity awards granted by ServiceMaster that were converted to the Company’s awards at the Spin-off.

		Option Awards						Stock Awards
											Equity
											Incentive
											Plan		Equity Incentive
											Awards:		Plan Awards:
										Market	Number of		Market or
		Number of		Number of				Number of		Value of	Unearned		Payout Value of
		Securities		Securities				Shares or		Shares or	Shares or		Unearned
		Underlying		Underlying				Units of		Units of	Units or		Shares or Units
		Unexercised		Unexercised		Option	Option	Stock That		Stock That	Other Rights		or Other Rights
	Original	Options (#)		Options (#)		Exercise	Expiration	Have Not		Have Not	That Have		That Have
Name	Grant Date	Exercisable		Unexercisable		Price ($)	Date	Vested(#)		Vested($)(1)	Not Vested (#)		Not Vested ($)(1)
Rexford J. Tibbens	3/29/2019			58,651	(2)*	$34.48	3/29/2029
	5/15/2018	13,612	(3)	40,840	(3)	$38.19	5/15/2028
	5/15/2018	21,780	(4)	65,342	(4)	$38.19	5/15/2028
	3/29/2019							29,002	(5)*	$1,375,275
	5/15/2018							10,914	(6)	$517,542
	5/15/2018							17,461	(5)	$828,001
	3/29/2019										58,005	(7)*	$2,750,597	(7)
Brian K. Turcotte	3/29/2019			15,762	(2)*	$34.48	3/29/2029
	2/18/2018	2,788	(4)	8,362	(4)	$36.63	2/18/2028
	2/20/2017	7,090	(4)	7,089	(4)	$25.70	2/20/2027
	2/22/2016	5,504	(4)	2,752	(4)	$26.49	2/22/2026
	2/24/2015	8,298	(8)			$21.51	2/24/2025
	9/13/2013	6,539	(9)			$7.65	9/13/2023
	3/29/2019							7,794	(5)*	$369,591
	7/23/2018							4,317	(5)	$204,712
	2/20/2017							1,622	(5)	$76,915
	2/18/2018							2,412	(5)	$114,377
	3/29/2019										15,589	(7)*	$739,230	(7)
Jeffrey A. Fiarman	3/29/2019			15,762	(2)*	$34.48	3/29/2029
	3/29/2019							7,794	(5)*	$369,591
	8/27/2018							4,111	(5)	$194,944
	3/29/2019										12,471	(7)*	$591,375	(7)

*	Shows grants made in fiscal 2019, which are also reported in the “Summary Compensation Table” and in the “Grants of Plan-Based Awards for Fiscal 2019 Table.”

(1)

Amounts shown represent the number of shares underlying the RSU or PSU at a threshold level of performance, as applicable, multiplied by $47.42, the closing market price of our common stock on the Nasdaq on December 31, 2019, the last trading day of fiscal 2019.

(2)

Time-vesting stock options that vest and become exercisable 25% on March 29, 2020, and thereafter vest 6.25% quarterly over the next three years on the quarterly anniversary of the grant date, such that all stock options will have vested on March 29, 2023, subject to continued employment with the Company.

(3)	Time-vesting stock options that vest and become exercisable in equal annual installments on February 18, 2020, 2021 and 2022, subject to continued employment with the Company.

(4)

Time-vesting stock options, which vest and become exercisable in four equal annual installments beginning on each anniversary of the original grant date, subject to continued employment with the Company.

(5)	Time-vesting RSUs, which vest in three equal installments beginning on each anniversary of the original grant date, subject to continued employment with the Company.

(6)	Time-vesting RSUs, which vest in equal installments on February 18, 2020 and 2021, subject to continued employment with the Company.

(7)

PSUs consist of 50% of the award subject to WAMC targets, and 50% of the award subject to revenue performance targets. The award of a PSU is the right to receive one share of our Common Stock upon the attainment of certain performance milestones (as defined in the Company’s applicable Performance Share Grant Notice) over a 5-year period. These performance milestones will be measured quarterly commencing on April 1, 2019 and ending March 31, 2024. The revenue performance milestone will be deemed satisfied if the aggregate revenue of a period of four (4) consecutive fiscal quarters is sufficient to satisfy the revenue performance goal (representing 50% of the total award); and the WAMC milestone will be deemed satisfied if the WAMC in each of four consecutive fiscal quarters is sufficient to satisfy the WAMC goal (representing 50% of the total award). For additional details on the number of PSUs that become vested upon satisfaction of each performance milestone and other material terms, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Long-Term Equity Incentive Awards—2019 Performance Share Awards.” Since the performance periods for the performance-vesting criteria could not be met in fiscal 2019, the number and market value of the PSUs reported in the “Equity Incentive Plan Awards” columns above is based on the Company achieving the “target” level of performance of 100%, as the actual numbers of shares that will be issued with respect to these years is not yet determinable.

(8)

Time-vesting stock options, which vested and became exercisable in four equal annual installments beginning on each anniversary of the original grant date, subject to continued employment with the Company.

(9)	Time-vesting stock options were fully vested and exercisable prior to the Spin-off.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2019

The following table sets forth information regarding option exercises and RSUs that vested in fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Rexford J. Tibbens	—	—	14,185	$492,195
Brian K. Turcotte	—	—	6,244	$216,929
Jeffrey A. Fiarman	—	—	2,056	$102,389

(1)	Reflects the aggregate market value of the shares of the Company’s common stock acquired upon vesting based on the fair market value of the Company’s common stock on the Nasdaq on the vesting date.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2019

The Company has no nonqualified defined contribution or other nonqualified deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries and table describe and quantify the potential payments and benefits that we would provide to our NEOs in connection with their termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the terms of the executive’s current employment and equity award agreements with us were in effect on, and the termination of employment and/or change in control occurred on, December 31, 2019, the last business day of fiscal 2019.

Severance Benefits—Employment Arrangements

Mr. Tibbens

Pursuant to Mr. Tibbens’s employment agreement, if Mr. Tibbens’s employment is terminated without “cause” by the Company or by him for “good reason” (in each case, as defined in Mr. Tibbens’s employment agreement), Mr. Tibbens will be entitled to receive: (1) continuation of his salary for a period of 12 months, if the date of termination occurs on or after January 1, 2020, or 24 months, if the date of termination occurs prior to January 1, 2020; (2) a lump sum payment equal to his target bonus; (3) reimbursement of COBRA health insurance premiums paid by him for 12 months following the date of termination (18 months plus payment of an amount equal to the COBRA premium for up to an additional six months if such termination occurs prior to January 1, 2020); (4) payment for any accrued but unused vacation days; and (5) the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance.

In the event Mr. Tibbens’s employment is terminated by reason of death or disability prior to May 15, 2022, Mr. Tibbens (or his executors or legal representatives) will be entitled to receive (1) the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance and (2) payment for any accrued but unused vacation days.

Payments of Mr. Tibbens’s severance benefits are subject to him signing a general release of claims and continued compliance with certain restrictive covenants, including confidentiality of information and non-competition, non-solicitation and non-disparagement covenants. The confidentiality covenant has an indefinite term, and the non-competition, non-solicitation and non-disparagement covenants each have terms effective both during the term of his employment and for one year following any termination of employment. In addition, payments and benefits are reduced in connection with a change in control (within the meaning of Section 280G of the Code) to the highest amount that may be paid to Mr. Tibbens without subjecting any payment to the excise tax, so long as he would retain a greater net after-tax payment if the payments are reduced.

Mr. Fiarman

Mr. Fiarman’s offer letter provides that if his employment is terminated by the Company without “cause” or by him for “good reason” (in each case, as defined in his offer letter), Mr. Fiarman will be entitled to receive: (1) an amount equal to 12 times his monthly salary in effect on the date of termination, paid in 12 equal monthly installments; (2) an amount equal to his target bonus during the year of termination, paid in 12 equal monthly installments; (3) if the termination occurs after June 30 of any year, the bonus that he would have been paid in respect of the fiscal year in which the date of termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which he was employed, based on actual performance; and (4) payment for any accrued but unused vacation days.

Equity Awards

Termination without “Cause” or by Executive for “Good Reason”

If an NEO’s employment is terminated by us without cause or if the executive voluntarily terminates his employment for any reason, all unvested stock options and RSUs (other than Mr. Tibbens’s sign-on RSUs) immediately terminate. Upon such a termination, the NEO may exercise vested options before the first to occur of (1) the three-month anniversary of the NEO’s termination of employment, (2) the expiration of the options’ normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. Unvested PSUs granted to an NEO will remain eligible to vest following a termination of the NEO by us without cause or by the NEO for “good reason” until the earlier of (x) the final determination date with respect to the performance period and (y) the determination date in respect of the end of the second fiscal quarter after such termination occurs. If Mr. Tibbens’s employment is terminated by us without “cause” or by him for “good reason” (in each case, as defined in Mr. Tibbens’s employment agreement), all of his unvested sign-on RSUs will immediately vest.

Death or Disability

If an NEO’s employment terminates by reason of death or disability, all unvested options will vest, and all options will remain exercisable until the first to occur of (1) the one-year anniversary of the executive’s date of termination, (2) the expiration of the options’ normal term, after which date such options are cancelled, or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. With respect to RSUs, the portion of unvested RSUs that would vest on the next vesting date following the termination will vest on a pro-rata basis. Unvested PSUs will remain eligible to vest until the end of the performance period based on actual achievement of performance milestones if an NEO’s employment terminates by reason of death or disability.

Change in Control

Upon a change in control during the performance period, the PSUs will immediately vest in full.

Termination in Connection with a Change in Control

Pursuant to the 2018 Plan, upon a change in control, no cancellation, acceleration of vesting or other payment shall occur with respect to any stock option or RSU if our Board of Directors reasonably determines prior to the change in control that the executive shall receive an “alternative award” meeting the requirements of the plan; provided, however, if within two years following a change in control, the NEO’s employment is terminated by us without cause or by the NEO for good reason, at a time when any portion of the alternative award is unvested, the unvested portion of such alternative award shall immediately vest in full and such executive shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the alternative award on the date of termination.

Restrictive Covenants

As a condition of receiving their 2019 equity awards, each of Messrs. Tibbens, Turcotte and Fiarman agreed to certain restrictive covenants, including non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants each have terms effective both during the term of the executive’s employment with the Company and for 12 months following any termination of employment. In addition, as a condition to receiving his sign-on and annual equity awards, Mr. Tibbens agreed to be subject to the same restrictive covenants contained in his employment agreement as described above, including confidentiality of information and non-competition, non-solicitation and non-disparagement covenants; provided, however, that in the case of his stock options the post-termination restriction period is extended to 24 months.

Estimated Payments and Benefits Upon Termination

The following table describes the potential benefits that would have been payable to our NEOs under existing contractual arrangements assuming a termination occurred on December 31, 2019, the last business day of fiscal 2019. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. The amounts reported below related to the acceleration of outstanding equity awards assume a share price equal to $47.42, the closing market price of our common stock on the Nasdaq on December 31, 2019, the last trading day of fiscal 2019.

	R. Tibbens	B. Turcotte	J. Fiarman
Termination by the Company without Cause, or by Executive for Good Reason
Severance Payments(1)	$2,400,000	—	$720,000
Prorated Bonus Payment(2)	$972,800	—	$328,320
COBRA Payment(3)	$43,382	—	—
Accrued but Unused Vacation	—	$10,618	$3,462
Equity Award Acceleration(4)	$828,001	—	—

Total	$4,244,183	$10,618	$1,051,782

Death or Disability(5)
Severance Payments	—	—	—
Prorated Bonus Payment(2)	$972,800	—	—
COBRA Payment	—	—	—
Accrued but Unused Vacation	—	$10,618	$3,462
Equity Award Acceleration(6)	$2,870,208	$865,392	$424,606

Total	$3,843,008	$876,010	$428,068

Change in Control
Severance Payments	—	—	—
Prorated Bonus Payment	—	—	—
COBRA Payment	—	—	—
Accrued but Unused Vacation	—	—	—
Equity Award Acceleration(7)	$2,750,597	$739,230	$591,375

Total	$2,750,597	$739,230	$591,375

Termination in Connection with Change in Control
Severance Payments(8)	$2,400,000	—	$720,000
Prorated Bonus Payment(2)	$972,800	—	$328,320
COBRA Payment(3)	$43,382	—	—
Accrued but Unused Vacation	—	$10,618	$3,462
Equity Award Acceleration(9)	$7,210,418	$2,010,585	$1,359,870

Total	$10,626,600	$2,021,203	$2,411,652

(1)	Amounts reported reflect a cash severance payment which includes the following:

•	Mr. Tibbens: continuation of his salary for 24 months ($1,600,000) and a lump sum payment equal to his target 2019 bonus ($800,000).

•	Mr. Fiarman: salary in effect on the date of termination ($450,000) and an amount equal to his target 2019 bonus ($270,000).

(2)	Amounts reported reflect annual bonuses earned based on actual performance that were awarded to Messrs. Tibbens and Fiarman for 2019.

(3)	Amounts reported reflect costs of COBRA health insurance premiums for 24 months assuming 2019 rates.

(4)

Amount reported reflects the accelerated vesting of Mr. Tibbens’s sign-on RSUs pursuant to the terms of his employment agreement. Unvested PSUs granted to Messrs. Tibbens, Turcotte and Fiarman will remain eligible to vest until the earlier of (x) the final determination date with respect to the performance period and (y) the determination date in respect of the end of the second fiscal quarter after which such termination occurs. Therefore, because there is no acceleration of vesting, values for the PSU awards are excluded for purposes of calculating this amount.

(5)

In addition to the amounts reflected, upon death each NEO’s estate would receive a life insurance payout of $300,000; and upon disability as defined in the Company’s disability benefit plan, Messrs. Turcotte and Fiarman, each of whom elected to participate in the plan, would receive $15,000 per month.

(6)

Amounts reported reflect the value of the full accelerated vesting of the NEO’s outstanding stock option awards and the prorated portion of unvested RSUs that would vest on the next vesting date following a termination by reason of death or disability. The amounts reported reflect the “spread” value for stock options representing the difference between the applicable exercise price and $47.42, the closing market price of our common stock on the Nasdaq on December 31, 2019, the last trading day of fiscal 2019. Unvested PSUs granted to the NEOs will remain eligible to vest until the end of the performance period based on actual achievement of performance milestones. Therefore, because there is no acceleration of vesting, values for the PSU awards are excluded for purposes of calculating this amount.

(7)	Amounts reported reflect the full accelerated value of the NEO’s outstanding PSUs that would immediately vest upon a change in control.

(8)	Amounts reported reflect a cash severance payment which includes the following:

•	Mr. Tibbens: continuation of his salary in effect on the date of termination for 24 months ($1,600,000) and a lump sum payment equal to his target 2019 bonus ($800,000).

•

Mr. Fiarman: continuation of his salary in effect on the date of termination for 12 months ($450,000) paid out in 12 equal installments over a 12-month period, and an amount equal to his target 2019 bonus ($270,000).

(9)

Amounts reported reflect the value of the full accelerated vesting of the NEO’s outstanding stock option and RSU awards, as applicable, following a termination in connection with a change in control, as well the full accelerated value of the NEO’s outstanding PSUs that would immediately vest upon a change in control, including a termination upon change in control.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.

Our employee population was evaluated as of December 31, 2019 to be 2,288. As is permitted under the SEC rules, to determine our median employee, we used annual salary and bonus earned for 2019 as our consistently applied compensation measure. We annualized this number for those full- and part-time employees who did not work the full fiscal 2019 year. We believe this consistently applied compensation measure reasonably reflects annualized compensation across our employee base. Using a determination date of December 31, 2019, we determined our median employee from our total employee workforce.

Our median employee’s annual total compensation for fiscal 2019 was $44,750, which includes, among other things, the value of non-discriminatory employer paid health benefits. For fiscal 2019, the annual total compensation for 2019 for our President and CEO, Mr. Tibbens, was $5,529,075, which amount varies from his total compensation amount as reflected in the Summary Compensation Table because it includes the value of non-discriminatory employer paid health benefits. Accordingly, our CEO Pay Ratio for fiscal 2019 was 124:1.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plan information as of December 31, 2019:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)
2018 Omnibus Incentive Plan	1,201,493	(2)	$32.48	(3)	13,136,678	(4)
2019 Employee Stock Purchase Plan	—		N/A		1,238,923
Equity compensation plans not approved by security holders(1)	—		N/A		—

Total	1,201,493		$32.48	(3)	14,375,601

(1)

We have two active equity compensation plans, both of which have been approved by our stockholders: the 2018 Plan, and our 2019 Employee Stock Purchase Plan (the “ESPP”). The ESPP is a tax-qualified Code Section 423 stock purchase plan under which eligible employees are permitted to purchase shares of our common stock at a 15% discount.

(2)

Consists of 685,477 shares of our common stock issuable upon the exercise of outstanding stock options; 366,362 shares of our common stock issuable upon the settlement of RSUs, and deferred share equivalents, or DSEs; and 149,654 shares of our common stock issuable upon the vesting of PSUs, awarded under the 2018 Plan. For purposes of this table, the number of shares to be issued in respect of PSUs has been calculated based on the assumption that the maximum level of performance applicable to the PSUs will be achieved (i.e. 100%).

(3)	Reflects the weighted average exercise price of outstanding stock options of $32.48. Does not reflect RSUs or PSUs because these awards have no exercise price.

(4)

Consists of shares of our common stock available for future issuance under our 2018 Plan, pursuant to various awards the Compensation Committee may make, including non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, restricted stock, performance-based awards and other equity-based awards.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation for non-employee directors, our Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of our Board of Directors. Directors who are employees of the Company receive no compensation for their service as directors.

Compensation and Stock Paid to Directors

Members of our Board of Directors who are not employees of the Company receive an annual retainer of $200,000, of which $80,000 is payable quarterly in cash (i.e., $20,000 per quarter) and $120,000 is payable annually at the time of the Annual Meeting of Stockholders in shares of fully vested common stock. Each director may elect to defer the receipt of the shares of Common Stock as deferred share equivalents to a point in the future. The shares are issued pursuant to the 2018 Plan and the number of shares of the Company’s Common Stock granted as part of the annual retainer is determined by using the grant date fair value, as defined in the 2018 Plan as the closing price of the Company’s Common Stock on the Nasdaq on the trading day that immediately precedes the grant date. This value is then used to determine the number of shares required to satisfy the share portion of the director’s annual retainer, rounded up for the avoidance of fractional shares.

In addition to the amounts described above, the non-employee Chairman of the Board of Directors receives an additional annual cash retainer of $50,000 paid quarterly (i.e., $12,500 per quarter) and an additional $100,000 award of fully vested Common Stock payable annually at the time of the Annual Meeting of the Stockholders. The chairs of the Audit Committee and the Compensation Committee each receive an additional annual cash retainer of $20,000 paid quarterly (i.e., $5,000 per quarter) and the chair of the Nominating and Corporate Governance Committee receives an additional cash retainer of $10,000 paid quarterly (i.e., $2,500 per quarter).

All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board meetings and committee meetings. The Company will also reimburse certain expenses incurred by directors in connection with attending director education programs as well as memberships in director organizations.

In October 2019, after consultation with Farient, the Compensation Committee of the Board of Directors reviewed the director compensation program and determined not to consider any changes for fiscal 2020.

Director Summary Compensation Table

The following table sets forth information concerning the compensation by the Company of our directors (other than Mr. Tibbens who is a named executive officer) for fiscal 2019.

DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
William C. Cobb(3)(4)	$150,000	$220,000	$370,000
Anna C. Catalano	$80,000	$120,000	$200,000
Peter L. Cella(5)	$90,000	$120,000	$210,000
Richard P. Fox(6)	$100,000	$120,000	$220,000
Brian P. McAndrews	$80,000	$120,000	$200,000
Liane J. Pelletier	$80,000	$120,000	$200,000

(1)	Amounts consist of the cash retainers earned in fiscal 2019 and paid quarterly for services rendered as directors on our Board of Directors.

(2)

Stock awards consist solely of awards of the Company’s fully vested common stock. The amounts shown represent the aggregate grant date fair value of stock awards granted by the Company in fiscal 2019 calculated in accordance with applicable accounting standards for services on the Company’s Board of Directors. Messrs. Cobb, Cella, Fox and McAndrews and Mses. Catalano and Pelletier were granted an annual stock award of fully vested shares of the Company’s common stock on April 29, 2019, with a grant date fair value as follows: Mr. Cobb, $220,000; Ms. Catalano, $120,000; Mr. Cella, $120,000; Mr. Fox $120,000; McAndrews $120,000; and Ms. Pelletier, $120,000; in each case, based solely on the closing price of our common stock on the Nasdaq on the day before the date of the grant. Messrs. Cobb and Cella elected to defer receipt of their grant of an annual stock award until 30 days after they no longer sit on the Company’s Board of Directors.

(3)	Chairman of Board of Directors.

(4)	Chair of the Compensation Committee.

(5)	Chair of the Nominating and Corporate Governance Committee.

(6)	Chair of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the March 1, 2020 (unless otherwise indicated below) by (i) beneficial owners known to us to own more than 5% of our Common Stock, (ii) each of our NEOs, as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act, (iii) each of our directors and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. As to beneficial owners known to us to own more than 5% of our Common Stock, the information set forth in this table is based solely on our review of filings made by such persons under Sections 13(d) and 13(g) of the Exchange Act. Percentage ownership for such beneficial owners is calculated by dividing the number of shares beneficially owned by such persons, as reflected in the most recent filing by such persons of statements of beneficial ownership, by the 85,339,020 shares of our Common Stock outstanding on March 1, 2020. Therefore, the percentage ownership may differ from the percentage ownership reported in such statements of beneficial ownership, which may reflect ownership as of a different date. With respect to each of our directors and NEOs, in computing the number of shares beneficially owned by such person and the percentage ownership of such person, any shares of our Common Stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2020, or (ii) issuable upon the settlement of RSUs and deferred share equivalents held by that person within 60 days of March 1, 2020, are deemed issued and outstanding. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of each other individual stockholder.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 85,339,020 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of March 1, 2020. None of the shares held by our directors or executive officers has been pledged as security as of March 1, 2020.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Greater than 5% Stockholders:
The Vanguard Group, Inc.(1)	8,024,860	9.40%
Janus Henderson Group plc(2)	6,661,660	7.81%
Capital Research Global Investors(3)	5,759,200	6.75%
Eaton Vance Management(4)	5,529,691	6.48%
Named Executive Officers and Directors:
Rexford J. Tibbens(5)	88,728	*
Brian K. Turcotte(5)	53,664	*
Jeffrey A. Fiarman(5)	8,371	*
William C. Cobb(6)	11,321	*
Anna C. Catalano	5,209	*
Peter L. Cella(6)	23,661	*
Richard P. Fox	11,282	*
Brian P. McAndrews	5,044	*
Liane J. Pelletier	5,209	*
All directors and executive officers as a group (9 persons)(7)	212,489	*

*	Amount represents less than 1% of our outstanding common stock.

(1)

The information concerning The Vanguard Group, Inc. is based on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power over 42,744 shares of our common stock, shared voting power over 17,620 shares of our common stock, shared dispositive power over 49,733 shares of our common stock and sole dispositive power over 7,975,127 shares of our common stock. The Vanguard Group, Inc. is the beneficial owner of 8,024,860 shares of our common stock. As a result of serving as investment manager of collective trust accounts, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 32,113 shares of our common stock. As a result of serving as investment manager of Australian investment offerings, Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 28,251 shares of our common stock. The address for each of these entities is c/o The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)

The information concerning Janus Henderson Group plc is based on a Schedule 13G as filed with the SEC on February 13, 2020 by Janus Henderson Group plc. Janus Henderson Group plc has shared voting power and shared dispositive power over 6,661,660 shares of our common stock. Janus Henderson Group plc has an indirect 97% ownership stake in Intech Investment Management LLC (”Intech”) and a 100% ownership stake in Janus Capital Management LLC (“JCM”), Perkins Investment Management LLC (“Perkins”), Geneva Capital Management, LLC (“Geneva”), Henderson Global Investors Limited and Janus Henderson Global Investors Australia Institutional Funds Management Limited (each an “Asset Manager” and collectively the “Asset Managers”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Geneva may be deemed to be the beneficial owner of 230,586 shares or 0.3% of the outstanding shares of our common stock held by such Managed Portfolios. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be the beneficial owner of 127,867 shares of our common stock or 0.2% of the outstanding shares of our common stock held by such Managed Portfolios. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JCM may be deemed to be the beneficial owner of 6,303,207 shares of our common stock or 7.4% of the outstanding shares of our common stock held by such Managed Portfolios. The address for each of these entities is c/o Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)

The information concerning Capital Research Global Investors is based on a Schedule 13G/A filed with the SEC on February 14, 2020 by Capital Research Global Investors. Capital Research Global Investors has sole voting and dispositive power over 5,759,200 shares of our common stock. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)

The information concerning Eaton Vance Management is based on a Schedule 13G/A filed with the SEC on February 13, 2020 by Eaton Vance Management. Eaton Vance Management has sole voting and dispositive power over 5,529,691 shares of our common stock. The address for Eaton Vance Management is 2 International Place, Boston, Massachusetts 02110.

(5)

The number of shares beneficially owned includes any shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 1, 2020, and RSUs that will vest within 60 days after March 1, 2020 as follows: Mr. Tibbens, 73,337 shares; Mr. Turcotte, 45,841 shares; and Mr. Fiarman, 6,539 shares.

(6)

The number of shares beneficially owned includes 11,321 and 6,957 deferred share equivalents received by Messrs. Cobb and Cella, respectively, which are scheduled to settle in shares of our common stock 30 days following the director’s departure from our Board of Directors.

(7)

The number of shares beneficially owned includes an aggregate of 125,717 shares that are subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 1, 2020 and RSUs that will vest within 60 days after March 1, 2020.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Agreements with ServiceMaster

Following the Spin-off, we and ServiceMaster operated separately, each as an independent public company. ServiceMaster retained a passive ownership interest in 19.8 percent of our common stock at the time of the Spin-off. On March 20, 2019, ServiceMaster agreed to transfer its remaining shares of Frontdoor Common Stock to a financial institution pursuant to an exchange agreement. Subsequent to that date, the financial institution conducted a secondary offering of those shares. The transfer was completed on March 27, 2019, resulting in the full separation of Frontdoor from ServiceMaster and the disposal of ServiceMaster’s entire ownership and voting interest in our Company.

Prior to the Spin-off, we entered into a separation and distribution agreement with ServiceMaster, which is referred to in this Proxy Statement as the “separation agreement” or the “separation and distribution agreement.” We also entered into various other agreements to provide a framework for our relationship with ServiceMaster after the Spin-off, such as a transition services agreement, a tax matters agreement, an employee matters agreement and a stockholder and registration rights agreement. These agreements provide for the allocation between Frontdoor and ServiceMaster of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) associated with the American Home Shield business and govern certain relationships between Frontdoor and ServiceMaster after the Spin-off.

In addition to the above agreements, ServiceMaster and Frontdoor entered into two sublease agreements prior to the Spin-off, pursuant to which Frontdoor leases from ServiceMaster a portion of ServiceMaster’s current headquarters and a portion of ServiceMaster’s Memphis customer care center. These sublease agreements, individually and in the aggregate, are not material to Frontdoor’s business.

The summaries of each of the agreements listed above are qualified in their entireties by reference to the full text of the applicable agreements, which are filed as exhibits to the Registration Statement on Form S-1, filed by the Company with the SEC on March 1, 2019 (the “Registration Statement”). When used in this section, “distribution date” refers to the date on which ServiceMaster distributed shares of our Common Stock to the holders of shares of ServiceMaster common stock.

Separation Agreement

Transfer of Assets and Assumption of Liabilities

The separation agreement identifies the assets transferred, the liabilities assumed and the contracts assigned to each of Frontdoor and ServiceMaster as part of the separation, and provided for when and how these transfers, assumptions and assignments occurred.

The Distribution

The separation agreement also governs the rights and obligations of the parties regarding the distribution following the completion of the separation. On the distribution date, ServiceMaster distributed to its stockholders that hold shares of ServiceMaster Common Stock as of the record date for the distribution of at least 80.1 percent of the issued and outstanding shares of our Common Stock on a pro rata basis. Stockholders received cash in lieu of any fractional shares.

Financing

In connection with the separation and distribution, we incurred long-term debt consisting of $350 million in aggregate principal amount of senior unsecured notes and $650 million in aggregate principal amount of senior secured term loans. We also entered into a senior secured revolving credit facility with commitments in aggregate principal amount of $250 million. The notes and term loans were incurred in favor of ServiceMaster’s wholly owned subsidiary, The ServiceMaster Company, as partial consideration for the contribution of the American Home Shield business assets to us. The ServiceMaster Company exchanged the notes and term loans with a certain financial institution for $1 billion in aggregate principal amount of outstanding debt of The ServiceMaster Company owed to such financial institution.

Claims

In general, each party to the separation agreement assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

The separation agreement provides that we and our affiliates released and discharged ServiceMaster and its affiliates from all liabilities assumed by us as part of the separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the distribution date relating to our business, and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation agreement. ServiceMaster and its affiliates released and discharged us and our affiliates from all liabilities retained by ServiceMaster and its affiliates as part of the separation and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation agreement.

These releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation, which agreements include, but are not limited to, the separation agreement, the transition services agreement, the tax matters agreement, the employee matters agreement, and certain other agreements, including the transfer documents in connection with the separation.

Indemnification

In the separation agreement, we and ServiceMaster agreed to indemnify, defend and hold harmless each other, as well as our respective affiliates, directors, officers and employees, from and against certain liabilities. The separation agreement also establishes procedures with respect to claims subject to indemnification and related matters.

Insurance

The separation agreement provides for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the distribution date and sets forth procedures for the administration of insured claims and addresses certain other insurance matters.

Further Assurances

In addition to the actions specifically provided for in the separation agreement, except as otherwise set forth therein or in any ancillary agreement, both we and ServiceMaster agreed in the separation agreement to use reasonable best efforts, prior to, on and after the distribution date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation agreement and the ancillary agreements.

Dispute Resolution

The separation agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between ServiceMaster and us related to the separation or distribution. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by elevation of the matter to executives of ServiceMaster and us. If such efforts are not successful, either we or ServiceMaster may submit the dispute, controversy or claim to binding arbitration, subject to the provisions of the separation agreement.

Expenses

Except as expressly set forth in the separation agreement or in any ancillary agreement, all costs and expenses incurred in connection with the separation and distribution, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation and distribution, were paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the separation agreement includes access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Termination

After the distribution date, the separation agreement may not be terminated, except by an agreement in writing signed by both ServiceMaster and us.

Transition Services Agreement

We and ServiceMaster entered into a transition services agreement prior to the distribution pursuant to which we and ServiceMaster provided certain services to one another, on an interim, transitional basis. The services provided include certain information technology services, finance and accounting services and human resource and employee benefits services. The agreed-upon charges for such services are generally intended to allow the providing company to recover all costs and expenses of providing such services.

The transition services agreement terminated in fiscal 2019.

Subject to certain exceptions in the case of willful misconduct or fraud, the liability of ServiceMaster and Frontdoor under the transition services agreement for the services they provide will be limited to a specified maximum amount. The transition services agreement also provides that neither company shall be liable to the other for any indirect, exemplary, incidental, consequential, remote, speculative, punitive or similar damages.

Tax Matters Agreement

We and ServiceMaster entered into a tax matters agreement prior to the distribution that governs the parties’ respective rights, responsibilities and obligations after the distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

The tax matters agreement also imposes certain restrictions on us and our subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the distribution and certain related transactions. The tax matters agreement provides special rules that allocate tax liabilities in the event the distribution, together with certain related transactions, is not tax-free. In general, under the tax matters agreement, each party is expected to be responsible for any taxes imposed on ServiceMaster or us that arise from the failure of the distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement. If such failure was the result of any acquisition of our shares or assets, or of any of our representations, statements or undertakings being incorrect, incomplete or breached, we generally will be responsible for all taxes imposed as a result of such acquisition or breach.

Notwithstanding receipt by ServiceMaster of the IRS private letter ruling and the opinion(s) of tax advisors, the IRS could assert that the distribution or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, we could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within our control could cause the distribution and certain related transactions to not qualify for tax-free treatment for U.S. federal income tax purposes. Depending on the circumstances, we may be required to indemnify ServiceMaster for taxes and certain related amounts resulting from the distribution and certain related transactions not qualifying as tax-free.

Employee Matters Agreement

We and ServiceMaster entered into an employee matters agreement prior to the distribution to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The employee matters agreement provides that, unless otherwise specified, ServiceMaster is responsible for liabilities associated with employees who are employed by ServiceMaster following the separation and former employees whose last employment was with the ServiceMaster businesses, and we are responsible for liabilities associated with employees who are employed by us following the separation and former employees whose last employment was with our businesses.

The employee matters agreement provides for the conversion of the outstanding awards granted under ServiceMaster’s equity compensation programs into adjusted awards relating to shares of our Common Stock. The adjusted awards generally are subject to substantially the same terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original ServiceMaster award immediately before the separation.

Stockholder and Registration Rights Agreement

We entered into a stockholder and registration rights agreement with ServiceMaster pursuant to which we agreed that, upon the request of ServiceMaster, we would use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our Common Stock retained by ServiceMaster. The agreement terminated in March 2019 following ServiceMaster’s sale of its remaining shares of Frontdoor Common Stock.

Sublease Agreements

Frontdoor and ServiceMaster entered into sublease agreements prior to the distribution, pursuant to which Frontdoor subleased office and call center facilities from ServiceMaster. Frontdoor subleased from ServiceMaster approximately 62,000 square feet, plus common area space, for its headquarters, and a portion of ServiceMaster’s Memphis customer care center. Frontdoor’s sublease for a portion of ServiceMaster’s Peabody Place headquarters is expected to have a term of approximately 15 years, and Frontdoor’s sublease for a portion of ServiceMaster’s Memphis customer care center is expected to have a term of seven years.

Frontdoor’s rent payments to ServiceMaster will generally be adjusted each year of the subleases to reflect increases or decreases in operating and maintenance expenses and other factors. ServiceMaster may terminate the subleases in the event of a material uncured default by Frontdoor.

Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written policy on related person transactions. The policy covers transactions involving us in excess of $120,000 in which any director, director nominee, executive officer or greater than five percent beneficial owner of Frontdoor, or any of their respective immediate family members, has or had a direct or indirect material interest, subject to certain exceptions set forth in the policy.

Under this policy, the General Counsel must advise the Audit Committee of any related person transaction of which the General Counsel becomes aware. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee will consider all relevant facts and circumstances available to it, including, but not limited to, the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to stockholders at the 2020 Annual Meeting for a vote. If other matters properly come before the 2020 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our records and written representations from our directors and officers, we believe that all such Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2019, except that one transaction was reported late by Jeffrey Fiarman, our Senior Vice President, General Counsel and Secretary, and two transactions were reported late by Chastitie Brim, our Vice President, Controller and Chief Accounting Officer. Each of these late filings was due to an administrative error and was corrected promptly once the error was discovered.

Procedures for Submitting Stockholder Proposals

The Company currently intends to hold its next Annual Meeting of Stockholders, the 2021 Annual Meeting, in May 2021.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s 2021 proxy statement by submitting their proposals to the Company on or before December 1, 2020. All stockholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2021 Annual Meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and stockholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting; provided, however, that in the event that (x) the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting or (y) no annual meeting was held during the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, such notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, as described in the Bylaws. Therefore, to be presented at the 2021 Annual Meeting, such a proposal must be received by the Company on or after January 13, 2021 but no later than February 12, 2021. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103.

All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at frontdoor, inc., 150 Peabody Place, Memphis, Tennessee 38103.

Stockholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside. Each stockholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not household its mailings to its stockholders of record, a number of brokerage firms with account holders who are Company stockholders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If your Annual Report and Proxy Statement have been subject to householding and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and the Company will promptly deliver a separate copy of the Annual Report and Proxy Statement by writing or calling us at the following address or telephone number:

frontdoor, inc.

Investor Relations

150 Peabody Place

Memphis, Tennessee 38103

Telephone: (901) 701-5199

Annual Report and Other Corporate Documents

The Annual Report to Stockholders covering fiscal 2019 has been made available with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Corporate information and our press releases, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments thereto, are available without charge on the Investors– SEC Filings page of our corporate website at www.frontdoorhome.com as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC (i.e., generally the same day as the filing). Copies of our Annual Report on Form 10-K for fiscal 2019, including financial statements and schedules thereto, filed with the SEC, as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Financial Code of Ethics and Code of Conduct, are also available without charge to stockholders upon written request addressed to frontdoor, inc., Corporate Secretary, 150 Peabody Place, Memphis, Tennessee 38103.

By Order of the Board of Directors

Jeffrey A. Fiarman

Senior Vice President, General Counsel and Secretary

Dated: March 31, 2020

FRONTDOOR, INC.

150 PEABODY PLACE

MEMPHIS, TENNESSEE 38103

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FTDR2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D03976-P35186	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —— —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTDOOR, INC.

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.
1.	Election of Class II Directors: To elect three members to the Board of Directors to serve for a one-year term as Class II directors.
			For	Against	Abstain
Nominees:
	1a.	Richard P. Fox	☐	☐	☐
	1b.	Brian P. McAndrews	☐	☐	☐
	1c.	Rexford J. Tibbens	☐	☐	☐	For	Against	Abstain
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020.					☐	☐	☐
3.	Advisory vote to approve the Company’s named executive officer compensation.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —— — — —

D03977-P35186

2020 Annual Meeting of Stockholders to be held on May 13, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Rexford J. Tibbens, Jeffrey A. Fiarman and Brian K. Turcotte, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of frontdoor, inc. (the “Company”) that the undersigned would be entitled to vote at the 2020 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 13, 2020, and at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement dated March 31, 2020, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for Class II director to the Board of Directors; “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020; and “FOR” the advisory approval of the compensation of the Company’s named executive officers.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1; “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2; AND “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3.

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE